UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2013

Dear Fellow Stockholders:

I would like to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. at our headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 24, 2013, at 8:30 a.m. Pacific Daylight Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

We have made changes in the structure and formatting of this year’s proxy statement to make the matters that we will address at our Annual Meeting more easily understandable. We hope you find these changes useful.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2012. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, I encourage you to complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting or to access the proxy materials and vote via the Internet in accordance with the Notice and Access letter you will receive. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the meeting. Thank you for your ongoing support of and continued interest in AMN Healthcare.

Very truly yours,

Susan R. Salka

President & Chief Executive Officer

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 24, 2013

8:30 a.m. (Pacific Daylight Time)

The Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. will be held at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 24, 2013, at 8:30 a.m. Pacific Daylight Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purposes of the meeting are to:

(1)	elect eight directors nominated by our Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

(2)	approve, by non-binding advisory vote, the compensation of our named executive officers;

(3)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 27, 2013 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

For the first time, we have decided to use the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 14, 2013, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2012 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2012 Annual Report.

March 14, 2013:

By Order of the Board of Directors,

Denise L. Jackson

Senior Vice President, General Counsel and Secretary

San Diego, California

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR IF YOU RECEIVED THESE PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER RECORDHOLDER AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORDHOLDER.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 24, 2013 AT 8:30 A.M. PACIFIC DAYLIGHT TIME

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 24, 2013, at 8:30 a.m. Pacific Daylight Time or at any

subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. You may obtain directions to our corporate headquarters in the “Contact Us” tab of our website at www.amnhealthcare.com.

2. What is “Notice and Access” and why did AMN Healthcare elect to use it?

We are making the proxy solicitation materials available to stockholders electronically via the Internet under the Notice and Access rules and regulations of the Securities and Exchange Commission (the “SEC”). On or about March 14, 2013, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 14, 2013. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy solicitation materials in the mail should follow the instructions in the Notice for requesting such materials.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on your proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share (“Common Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

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4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to (1) view on the Internet our proxy materials for the Annual Meeting; and (2) instruct us to send proxy materials to you by email. The proxy materials are also available on our website at www.amnhealthcare.com under the “Investor Relations”

tab. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Stockholders,

•	This proxy statement, and
•	Our 2012 Annual Report.

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

6. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, email or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2012 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such recordholders for their reasonable expenses. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $9,000, plus reasonable out-of-pocket expenses.

7. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-laws (the “Bylaws”), the Board has fixed the close of business on February 27, 2013 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 45,848,868 shares. Each stockholder is entitled to one vote for each share of Common Stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

8. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eight directors nominated by the Board and named in this proxy statement;

•	Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers;
•	Proposal 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

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9. What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1 – Election of eight directors	Majority of the Votes Cast	No
Proposal 2 – Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present or Represented by Proxy	No
Proposal 3 – Ratification of auditors for fiscal year 2013	Majority of the Shares Entitled to Vote and Present or Represented by Proxy	Yes

With respect to Proposal 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN. Our Bylaws require that in an election where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In accordance with our Bylaws, the following do not count as votes cast: (a) a share otherwise present at the meeting, but for which there is an abstention; and (b) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve as a holdover director, but shall tender his or her resignation to the Board. Within 90 days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

With respect to Proposals 2 and 3 (or on any other matter to be voted on at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on either Proposal 2 or 3, the abstention will have the same effect as an AGAINST vote.

10. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the eight directors nominated by the Board and named in this proxy statement;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

11. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner,” which terms we explain in Question 12 below. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the Notice at any time up until 8:59 p.m., Pacific Daylight Time, on April 23, 2013.

•	By Telephone: by following the telephone voting instructions included in the Notice at any time up until 8:59 p.m., Pacific Daylight Time, on April 23, 2013.

•

By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person: You may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

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12. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as set described below.

13. What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 2. We believe that Proposal 3 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

14. What is the effect of a broker non-vote?

Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum nor will it impact any vote that requires a majority of the votes cast (Proposal 1).

15. May I revoke my proxy or change my vote?

Yes, you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by (1) giving our Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not standing alone constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the Internet by the time and date set forth in Question 11 above; or (b) sending a new proxy card with a later date that is received prior to the Annual Meeting.

16. How can I find the results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee their interest in the overall success of our business and financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Certificate of Incorporation and Bylaws. It also selects and oversees the members of our senior management, who, in turn, oversee our day-to-day business and affairs.

Nominees for the Board of Directors

Eight directors are to be elected at the Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the eight nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board have nominated for election our eight current directors. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below:

Mark G. Foletta Director Since December 2012 Age: 52 Board Committees: Audit Committee Business Experience, Qualifications and Affiliations: The Board has concluded that
Mr. Foletta is qualified to serve on the Board because he brings considerable audit and financial experience and has experience as a public company director. Mr. Foletta is also designated as a financial expert on the Audit Committee. Since February 2013, Mr. Foletta has served as a director and a member of the Audit Committee of Regulus Therapeutics Inc. Mr. Foletta served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc. from March 2006 until October 2012, and he previously served as Vice President, Finance and Chief Financial Officer of Amylin from March 2000 to March 2006. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, where upon his departure he was serving as an Audit Manager. He was a director of Anadys Pharmaceuticals, Inc. from 2005 until its sale in 2011. Mr. Foletta received a B.A.

in Business Economics from the University of California, Santa Barbara. He is a Certified Public Accountant (inactive) and a member of the Financial Executives Institute.

R. Jeffrey Harris Director Since September 2005 Age: 58 Board Committees: Compensation and Audit Committees Business Experience, Qualifications and Affiliations: The Board has concluded that
Mr. Harris is qualified to serve on the Board because he brings considerable mergers and acquisitions experience. In addition, Mr. Harris has experience as a director on public company compensation and corporate governance committees, which experience is essential in designing and maintaining our executive compensation programs and developing our succession planning strategies. Mr. Harris served on the board of Sybron Dental Specialties in 2005 until Danaher Corporation acquired it in 2006. Mr. Harris served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Mr. Harris was director of Prodesse, Inc., an early stage biotechnology company, from 2002 until 2009, when Gen-Probe Incorporated acquired it. Since 2002, Mr. Harris has been involved as an investor in and a director of early stage companies primarily in southeast Wisconsin, and, since 2008, Mr. Harris has been a director of Guy & O’Neill, Inc., which is in the business of formulation, packaging and liquid filling. Mr. Harris also served Apogent Technologies, Inc. in the following capacities: (1) as Of Counsel from December 2000 through 2003, (2) as Vice President, General Counsel and Secretary from 1988 to 2000, and (3) as a director from 2000 until Fisher Scientific International, Inc. acquired it in 2004. Mr. Harris serves on the Board of Brookfield Academy, a non-profit entity.

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Michael M.E. Johns, M.D.

Director Since December 2008

Age: 71

Board Committees: Compensation and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Dr. Johns is qualified to serve on the Board because he has extensive healthcare experience and is a recognized healthcare thought leader. This expertise is vital in shaping our strategy to deliver innovative and expanded service offerings as a healthcare workforce solutions company. In addition, Dr. Johns has experience serving on the board and the compensation committee of a large publicly-traded company, Johnson & Johnson, since 2005. Dr. Johns is Professor of Medicine and Public Health at Emory University, where he served as Chancellor from October 2007 through August 2012. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Since 2000, Dr. Johns has served on the board of the Genuine Parts Company, for which he is a member of its compensation, governance and nominating committee, and he is a member of the Board of Regents of the Uniformed Services University for the Health Sciences. Additionally, Dr. Johns sits on several philanthropic boards.

Martha H. Marsh

Director Since September 2010

Age: 64

Board Committees: Compensation (Chair) and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Ms. Marsh is qualified to serve on the Board because she has extensive “C-suite” leadership and expertise in the healthcare industry. In fact, in 2004, Modern Healthcare named her as one of the nation’s 100 most powerful people in healthcare. Ms. Marsh’s experience and understanding of the challenges and opportunities of large healthcare facilities is immensely useful in directing our strategy to innovate and provide enhanced and expanded workforce solutions service offerings to meet our clients’ shifting needs. Ms. Marsh serves as a director of Owens & Minor, Inc., a healthcare supply management company, and also serves on its Audit Committee and Strategic Planning Committee. She also serves on the boards of Teichert and Ascension Healthcare Network, two privately held companies. Ms. Marsh served as President and CEO of Stanford Hospital and Clinics for eight years, from April 2002 until her retirement in August 2010. Previously, Ms. Marsh served as the CEO of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire. Ms. Marsh is a past Chair of the Board of Trustees for the California Hospital Association and the California Association of Hospitals and Health Systems.

Susan R. Salka Director Since September 2003 Age: 48 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: Ms. Salka has served as our
President since May 2003 and our CEO since May 2005. The Board has concluded that Ms. Salka is qualified to serve on the Board because she has over two decades of experience in the healthcare services industry, including 23 years of experience with us in various roles. In such roles, she has helped grow our business both organically and through acquisitions into the national industry leader we are today. Ms. Salka also has experience serving on other public company boards. Since 1990, Ms. Salka has been employed by us in a variety of leadership positions, including Chief Financial Officer and Chief Operating Officer. Prior to joining us, Ms. Salka worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co., which Beckman Coulter later acquired. Ms. Salka served on the board of directors and the audit committee of Beckman Coulter from 2007 until 2011, when Danaher Corporation acquired it. Additionally, she served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Ms. Salka also serves on the board of San Diego State University Campanile Foundation.

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Andrew M. Stern

Director Since November 2001

Age: 63

Board Committees: Corporate Governance (Chair) and Audit Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Stern is qualified to serve on the Board because he brings deep and long-standing healthcare industry experience as well as unparalleled investor communications and media expertise, which have been critical in guiding the structuring of our communications strategy with our investors, clients and other key stakeholders. Since 1983, Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm. From 1975 to 1977, he served as Staff Assistant to President Gerald R. Ford at The White House and then served in senior corporate positions until founding Sunwest in 1982. Mr. Stern also serves as a director of Medical City Dallas Hospital and as an advisory director of the Center for Political Communication and is a member of the Committee on Governance of the American Hospital Association. He formerly served as an advisory director of NeoSpire, Inc.

Paul E. Weaver Director Since July 2006 Age: 67 Board Committees: Audit (Chair) and Executive Committees Business Experience, Qualifications and Affiliations: The Board has concluded that
Mr. Weaver is qualified to serve on the Board because of his extensive international audit and finance experience and sophistication, which are instrumental to the Audit Committee’s effective review of periodic financial disclosures, evaluation of our independent auditors and our internal controls, and understanding of critical accounting practices and complex tax matters. Accordingly, Mr. Weaver is designated as a financial expert on the Audit Committee. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of its global technology, infocom and entertainment/media practice group. Mr. Weaver serves on the boards of Unisys Corporation and WellCare Health Plans, Inc., serving as Chairman of the audit committees and a member of the compensation committees of both companies. He also serves as Chairman of the Board of the Statue of Liberty-Ellis Island Foundation, a not for profit entity.

Douglas D. Wheat Chairman of the Board Director Since 1999 Age: 62 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: The Board has concluded that
Mr. Wheat is qualified to serve on the Board because he possesses significant healthcare staffing industry knowledge and extensive expertise in corporate finance and mergers and acquisitions. Such knowledge and expertise are critical to the successful design and implementation of our growth strategy. Mr. Wheat is currently Chairman of the Board of SuperMedia, Inc., an advertising company for local small- to medium-sized businesses and publisher of yellow pages directories. Mr. Wheat previously served on the boards of several companies, including Nebraska Book Company, Inc., Smarte Carte Corporation, and Playtex Products, Inc., for which he was Chairman from 2004 to 2006. Mr. Wheat is a partner of Southlake Equity Group, and previously served as Chairman of Foxbridge Partners, LLC and President of Haas Wheat & Partners, L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Code of Ethics and Corporate Governance Guidelines

We strive to act in accordance with the highest standards of professional and personal conduct. Accordingly, we have adopted the following:

•	a Code of Business Conduct and Ethics (“Code of Business Conduct”),

•	a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (“Financial Officers Code of Ethics”), and
•	Corporate Governance Guidelines (“Guidelines”).

We publish the above-referenced documents, as they may be modified from time to time, in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, the Code of Business Conduct and the Financial Officers Code of Ethics as warranted.

Director Independence

The Board has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if:

(1)	the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual,

(2)	the director or an immediate family member is a partner of, or of counsel to, a law firm that performs substantial legal services for us on a regular basis, or

(3)	the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for us on a regular basis for which they receive compensation.

The Board does not consider the following relationships to be material relationships that would impair a director’s independence:

(1)	the director or an immediate family member is an executive officer of another company that does business with us and the annual sales to, or purchases from, us are less than 1% of the annual revenues of the company for which he or she serves as an executive officer,

(2)	the director or an immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due, or

(3)	the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of its total annual charitable receipts.

The Board has determined that director nominees Mark G. Foletta, R. Jeffrey Harris, Dr. Michael M.E. Johns, Martha H. Marsh, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat meet our categorical standards for director independence.

Board Policy on Conflicts of Interest and Related Party Transactions

The Guidelines establish directors’ duties to adhere to our Code of Business Conduct, including our policies on conflicts of interest, and to avoid any action, position or interest that conflicts with an interest of ours or gives the appearance of a conflict. We require directors to report any potential conflicts of interest immediately to the Chairman of the Corporate Governance Committee. We do not, without approval of the Board, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “related person”), to enter into a transaction in which we are a participant, if (a) the amount involved exceeds $120,000; and (b) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.” We did not engage in any transaction in 2012 nor is there any currently proposed transaction that exceeds or is expected to exceed $120,000 in which we were or are a participant and in which a related person had or will have a direct or indirect material interest.

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Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meeting of stockholders. During 2012, the Board met five times and took three actions by unanimous written consent. In 2012, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). All of our directors attended our 2012 Annual Meeting of Stockholders.

Board Leadership Structure

We currently separate the roles of Chairman of the Board and the Chief Executive Officer. Our CEO, Ms. Salka, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Mr. Wheat, provides guidance to our CEO and presides over meetings of the Board. The Board believes that the separation of the two roles promotes good governance and best serves our needs at the current time. It appropriately balances the need for our CEO to run our day-to-day operations, with significant involvement and authority vested in an outside independent director. Our CEO is the only member of our Board who the Board has not deemed independent.

Board Role in Risk Oversight

The Board as a whole is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk philosophy and profile in light of our overall strategy and direction. Each of the Board’s standing committees set forth below focuses attention on risk areas implicated by its area of expertise.

The Audit Committee assists the Board in fulfilling its oversight responsibilities of our compliance with ethical and certain legal requirements, and our process to manage business and financial risk. Among other things, the Audit Committee’s specific duties include:

(1)	overseeing the work of our independent auditors;

(2)	reviewing and discussing with management our major risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies;

(3)	approving procedures for receiving complaints by us regarding accounting, internal accounting controls or auditing matters, reviewing our code of conduct program and reviewing attorneys’ reports containing evidence of material violations of securities laws, breaches of fiduciary duty or other similar violations of state or federal law; and

(4)	reviewing the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s responses.

The Compensation and Stock Plan Committee (the “Compensation Committee”) is responsible for analyzing the risk associated with our compensation practices. We design our incentive compensation to reward officers and other key employees for committing to and delivering on financial goals that we believe are challenging yet (i) reasonably achievable; (ii) require meaningful revenue and profitability performance to reach the target level; and (iii) require substantial revenue and profitability performance to reach the maximum level. The financial performance required to reach the maximum level of compensation is developed within the context of annual budget planning and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability. The Compensation Committee has reviewed our material cash incentive plans, which fall into two types: (1) those for front line sales production employees and (2) those for the sales and corporate leadership. The front line sales incentive plans typically provide incentives based on quarterly financial or individual and team operational metrics, and monthly or quarterly payouts. The sales and corporate leadership plans use financial targets based on consolidated and/or division metrics as well as individual leadership and performance considerations. We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational and compliance policies and practices that are designed to keep these compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

The Compensation Committee considers the risks associated with the compensation plans in light of several factors, including (1) the amount of incentive compensation paid to a particular group as a percentage of total incentive cash paid and as a percentage of division and/or consolidated revenue, gross profit and EBITDA; (2) the number of plan participants in any particular plan as a percentage of total incentive plan

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participants; and (3) the amount of incentive compensation per individual plan participant, which typically ranges from 10%-60% of total compensation. The Compensation Committee believes the use of a long-term incentive award program that has targets that span a three-year performance period balances risk and reward by discouraging excessive risk that could threaten our long-term value, but at the same time encourages innovation to build our value in the short- and long-term. The Compensation Committee also reviewed our program for design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as: (A) too much focus on equity, (B) compensation mix overly weighted toward short-term results, (C) highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds, and

(D) unreasonable goals or thresholds. After its consideration of the foregoing factors, the Compensation Committee has determined that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on us. Notwithstanding, the Compensation Committee did determine that it should introduce an additional metric in the performance equity awards in 2012 so as to not place too much emphasis on a single metric.

The Corporate Governance Committee considers the risk associated with our quality programs. It reviews and discusses with our management relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Committees of the Board

We have standing Audit, Corporate Governance, Compensation and Executive Committees. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. In line with our value of continuous improvement, the directors conduct an evaluation of the performance of the Board and each of the committees on an annual basis. We describe the current functions and members of each committee below. A more detailed description of the function, duties and responsibilities of the Audit, Corporate Governance and Compensation Committees is included in each Committee’s charter available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

Audit Committee. During 2012, Paul E. Weaver, Andrew M. Stern and R. Jeffrey Harris served on the Audit Committee. On December 10, 2012, the Board elected Mark G. Foletta to the Board and appointed him to the Audit Committee. Mr. Weaver served as Audit Committee Chairman. The Board has determined that all Audit Committee members are financially literate, and that both Mr. Weaver and Mr. Foletta satisfy the criteria for an “audit committee financial expert” as defined by SEC rules and regulations. All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, and Section 303A of the NYSE Listed Company Manual.

The Audit Committee met nine times in 2012. Our Audit Committee Charter, last amended in February 2013, sets forth the duties of the Audit Committee. Generally, the Audit

Committee is responsible for, among other things, overseeing our financial reporting process. In the course of performing its functions, the Audit Committee as provided by our Audit Committee Charter:

(i)	reviews our internal accounting controls and audited financial statements,

(ii)	reviews with our independent registered public accounting firm the scope of its audit, its audit report and its recommendations,

(iii)	considers the possible effect on the independence of such firm in approving non-audit services requested of it, and

(iv)	appoints our independent registered public accounting firm, subject to ratification by our stockholders.

Corporate Governance Committee. During 2012, Andrew M. Stern, Dr. Michael M.E. Johns and Martha H. Marsh comprised the Corporate Governance Committee. Mr. Stern served as its Chairman. During 2012, the Corporate Governance Committee met five times. All members of the Corporate Governance Committee meet the standards for independence required by the NYSE.

Our Corporate Governance Committee Charter, last amended in September 2012, sets forth the duties of the Corporate Governance Committee. Generally, the Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board, (ii) evaluates from time to time the Guidelines, (iii) reviews the Board’s performance on an annual basis, (iv) recommends potential successors to the CEO and (v) reviews and discusses with our executive team relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

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With respect to director nominee procedures, the Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in our Guidelines, including judgment, business and management experience (including financial literacy), leadership, strategic planning, reputation for honesty and integrity, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Corporate Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations; and (3) adhere to our Code of Business Conduct.

The Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws. To have a nominee considered by the Corporate Governance Committee for election at the 2014 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 24, 2014 and no sooner than December 25, 2013. Any such recommendation must include the information set forth on Exhibit A to this proxy statement (page A-1). Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Corporate Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.

Compensation Committee. During 2012, R. Jeffrey Harris, Dr. Michael M.E. Johns and Martha H. Marsh comprised the Compensation Committee. Mr. Harris served as its Chairman until April 18, 2012, at which time Ms. Marsh took over as the Chairperson. The Compensation Committee met seven times during 2012 and took action by unanimous written consent one time.

The Compensation Committee Charter, last amended in September 2012, sets forth the duties of the Compensation Committee. The Compensation Committee (i) reviews, administers, and, where applicable, makes recommendations to the Board regarding (A) compensation of our CEO, all senior officers that report directly to our CEO, and the directors and (B) our incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report and oversees the preparation of our compensation disclosure and analysis required by the SEC to be included in our annual proxy statement and recommends their inclusion in the annual proxy statement to the Board; (iii) recommends the frequency of the “say-on-pay” vote in the non-binding shareholder proposal required by SEC rules; and (iv) evaluates the performance of our CEO.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists exclusively of non-employee, independent directors, none of whom has a business relationship with us, other than in his or her capacity as director, or has any interlocking relationships with us that are subject to disclosure under the rules of the SEC related to proxy statements. All members of the Compensation Committee meet the standards for independence required by the NYSE.

The Compensation Committee reviews all components of compensation of the named executive officers and other senior officers that directly report to our CEO on an annual basis and will consider changes at other times if a change in the scope of the officer’s responsibilities justifies such consideration. The Compensation Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Compensation Committee evaluates compensation by, among other things, reviewing (1) peer benchmarking information relating to financial performance and compensation levels, (2) national survey data, (3) the individual’s performance and duties, (4) analysis and advice from its compensation consultant, (5) our financial and operational performance, and (6) the recommendations of our CEO (who does not provide a recommendation for herself). With respect to our Senior Management Incentive Bonus Plan, as Amended and Restated (the “Bonus Plan”), which our stockholders reapproved in April 2012, the Compensation Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for our performance. Thereafter, the Compensation Committee sets the range of

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financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Compensation Committee may also grant annual equity awards under our Amended and Restated Equity Plan (the “Equity Plan”). In addition to annual grants, the Compensation Committee has granted equity awards to key employees upon their initial employment, promotion or as special retention awards. In the Compensation Committee’s discretion, it may authorize our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The Compensation Committee reviews any awards granted by our CEO. The Compensation Committee does not have any policy or practice to time the grant of equity awards in conjunction with the release of material non-public information.

The Compensation Committee retains an independent consultant to assist it in fulfilling its responsibilities. Since 2008, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. as its compensation consultant. Our compensation consultant advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the design of our cash incentive program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends. In retaining and utilizing Frederic W. Cook & Co., the Compensation Committee considers (1) directors’ experience with its employees and representatives while serving on other boards, (2) knowledge and experience in executive compensation program design, corporate finance and legal and regulatory issues, (3) experience providing consultative services to boards, as well as its analysis of our existing program and proposal of key considerations in evaluating and strengthening our program and (4) factors affecting independence. Frederic W. Cook & Co. does not have any other relationship with or provide any other services to us and the Compensation Committee has determined that it is independent and has no conflicts of interest with us.

Executive Committee. During 2012, Douglas D. Wheat, Susan R. Salka and Paul E. Weaver comprised the Executive Committee. The Executive Committee exercises the power of the Board in the interval between meetings of the Board. In 2012, the Executive Committee held no meetings.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled meetings during the year for non-management directors without management present. During 2012, the Chairman of the Board presided at the meetings of non-management directors. The non-management directors may meet without management present at times as determined by the Chairman.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters located at 12400

High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Cash Compensation

We pay non-employee directors an annual cash retainer and no meeting fees. Additionally, the Chairman of the Board and committee chairpersons each receives an additional annual retainer. We also reimburse directors for out-of-pocket expenses incurred in connection with their service. Annual retainers are payable in four equal quarterly installments. The table below sets forth the annual retainers for fiscal year 2012:

Position	Annual Retainer ($)
Non-Employee Director	50,000
Chairperson of the Board	50,000
Chairperson of Audit Committee	30,000
Chairperson of Compensation Committee	15,000
Chairperson of Corporate Governance Committee	10,000

Director Equity Compensation

We do not have a program of automatic annual equity grants, but historically have granted equity awards to non-employee directors upon appointment or election to the Board, and annually thereafter during the director’s term. Although discretionary, we anticipate that we will continue to grant annual equity awards to non-employee directors at some level. The grant date value of such awards has typically been two to three times that of the director cash retainer.

On April 18, 2012, we granted each non-employee director an equity award of 22,575 RSUs. The RSUs granted on April 18, 2012 vest on April 18, 2013. Each director had the option of deferring receipt of shares of Common Stock underlying vested RSUs until his or her separation of service or receiving them upon vesting.

Director Compensation Table

The following table provides information about the compensation that our directors earned during fiscal year 2012. The table does not include Ms. Salka, who received no additional compensation for her service as a director. The “Stock Awards” column reflects the aggregate grant date fair value of each award.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark G. Foletta(1)	4,166	45,728	—	—	—	—	49,894
R. Jeffrey Harris(2)	53,750	137,256	—	—	—	—	191,006
Michael M.E. Johns, M.D.	50,000	137,256	—	—	—	—	187,256
Martha H. Marsh(3)	61,250	137,256	—	—	—	—	198,506
Andrew M. Stern(4)	60,000	137,256	—	—	—	—	197,256
Paul E. Weaver(5)	80,000	137,256	—	—	—	—	217,256
Douglas D. Wheat(6)	100,000	137,256	—	—	—	—	237,256
(1)	Mr. Foletta’s term as a director began on December 10, 2012.
(2)	Mr. Harris served as Chairman of the Compensation Committee until April 18, 2012.
(3)	Ms. Marsh is Chairperson of the Compensation Committee.
(4)	Mr. Stern is Chairman of the Corporate Governance Committee.
(5)	Mr. Weaver is Chairman of the Audit Committee.
(6)	Mr. Wheat is Chairman of the Board of Directors.

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Director Equity Ownership Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Accordingly, it is the Board’s desire that each non-employee director will hold Common Stock and vested but unsettled RSUs of the Company equal to a value of at least three times the director’s annual cash retainer, or $150,000. The value of unvested RSUs and vested or unvested stock appreciation rights (“SARs”) and options are not taken into account in determining whether a director meets our director equity ownership guidelines. Directors who have not met our ownership guidelines will retain 50% of net vested shares from equity awards issued subsequent to January 1, 2012 until they have reached the minimum stock holding requirement. Other than Mr. Foletta, who just recently joined our Board in December 2012, all of our directors satisfy our director equity ownership guidelines as of December 31, 2012.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs. In particular, this CD&A provides information related to each of the following aspects of our executive compensation program: (1) the objectives and philosophy of our executive compensation program; (2) our executive compensation oversight, processes and criteria; (3) the components of our compensation program; and (4) how each component fits into our overall compensation objectives.

Our CD&A focuses on the compensation of our named executive officers for fiscal year 2012, who were:

Susan R. Salka	President and Chief Executive Officer
Brian M. Scott	Chief Financial Officer, Chief Accounting Officer and Treasurer
Ralph S. Henderson	President, Healthcare Staffing
Denise L. Jackson	Senior Vice President, General Counsel & Secretary

Executive Summary

We believe that our executive compensation program should be and is designed to help us build long-term stockholder value. In 2012, the Compensation Committee re-analyzed its compensation philosophy, leading to further refinement on its views of the objectives and goals of our executive compensation program. Among other things, the Compensation Committee premises our compensation objectives on the following guiding principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in stockholder value,

•	Support the attainment of our short- and long-term financial and strategic objectives, and

•	Attract, retain and motivate highly skilled executives.

2012 Financial, Business and Stock Performance Highlights

A long-standing principle of our executive compensation program is to link pay to performance. Accordingly, when making compensation decisions, we analyze our financial and stock performance and execution of our strategic initiatives. As set forth below, the Company delivered positive financial, business and stock performance in 2012 and made significant progress on our long-term strategic goals.1 Our key financial highlights for 2012 included:

•	The price of our Common Stock increased 161% in 2012, from $4.43 on January 1, 2012 to $11.55 as of December 31, 2012.

•	Our consolidated revenue increased year over year 7%, to $954.0 million in 2012.

•	Our consolidated Adjusted EBITDA[2] increased year over year 15%, to $73.7 million in 2012.

•	Our nurse and allied healthcare staffing segment revenue increased year over year 15%, to $653.8 million in 2012.

•	Our nurse and allied healthcare staffing segment EBITDA increased year over year 21%, to $75.9 million in 2012.

•	We made principal debt payments of $50.2 million in 2012, and our total debt outstanding, net of discount, equaled $158.2 million as of December 31, 2012.

[1]	For more detail regarding our financial results, please see our 2012 Annual Report on Form 10-K filed by us with the SEC on February 22, 2013 and provided to you concurrently with this proxy statement. We provide the summary financial information provided in this proxy statement solely to help you in your evaluation and review of our CD&A. It should not be used as a substitute for a review of the detailed financial information in our 2012 Annual Report on Form 10-K.
[2]	For information on Adjusted EBITDA, please see Exhibit B to this proxy statement (page B-1).

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We set forth below a chart comparing our year over year performance on certain financial metrics, which we utilized in making compensation decisions for our named executive officers in 2012.

(1)

For purposes of determining whether the consolidated Adjusted EBITDA target had been achieved in 2012 solely for purposes of determining bonus amounts, the Compensation Committee excludes from Adjusted EBITDA the payout of bonuses along with certain other extraordinary items that were not contemplated when the targets were established. We identify this measurement as “Pre-Bonus Adjusted EBITDA” in this proxy statement. Segment Adjusted EBITDA equals the applicable segment’s operating income. For a reconciliation of Non-GAAP financial measures to GAAP, see Exhibit B to this proxy statement (page B-1).

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The Compensation Committee placed considerable emphasis on the total shareholder return over the past 12 months in our CEO’s 2012 cash bonus as well as her 2012 equity award. The price of our Common Stock increased 161% in 2012, from $4.43 on January 1, 2012 to $11.55 on December 31, 2012. Because certain compensation information included in this proxy statement spans the last three fiscal years, we have set forth below the cumulative total shareholder return for the Company for the one-, two- and three-year periods ended December 31, 2012:

Period	Cumulative Total Shareholder Return (1)	Common Stock Price at Beginning of Period
One-Year Period Ended December 31, 2012	161%	$4.43
Two-Year Period Ended December 31, 2012	88%	$6.14
Three-Year Period Ended December 31, 2012	27%	$9.06

(1)

Total shareholder return is the percentage change in the closing price of our Common Stock on the trading day at the end of the relevant investment period from the closing price of our Common Stock on the last trading day of the year preceding the beginning of the applicable period. We did not pay any dividends during the periods set forth in this table.

2012 Compensation for Our Named Executive Officers

Numerous factors influenced our compensation decisions for 2012 with the overarching goal of closely linking pay to performance. In 2012, 77% of our CEO’s compensation and over 64% of the compensation for each of our other named executive officers was in the form of equity, which is inherently linked to performance, and performance-based cash incentives. The chart set forth below illustrates the percentage breakdown of our 2012 CEO compensation as set forth in the Summary Compensation Table.

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The Compensation Committee based its decisions around financial goal setting for 2012 and other actions influencing executive compensation on the expectation that (1) we would achieve market leading revenue and Adjusted EBITDA3 growth on a consolidated basis and within each of our business segments, and (2) our named executive officers would lead their teams to successfully execute our business strategy in a manner that reflected our core values. Our nursing and allied staffing and physician permanent placement services segments exceeded our 2012 Operating Plan segment revenue and segment Adjusted EBITDA targets while our locum tenens staffing segment did not. On a consolidated basis, we exceeded our Adjusted EBITDA target and substantially met our 2012 operating plan (the “2012 Operating Plan”) revenue target. Because of our positive financial performance, our industry-leading total shareholder return and the progress on our strategic initiatives, each named executive officer received between 130% and 149% of his or her 2012 target bonus.

We set forth below the breakdown of each named executive officer’s compensation for 2012 as taken from the Summary Compensation Table.

Compensation Program Philosophy, Objectives, Oversight and Components

In 2012, the Compensation Committee re-analyzed its compensation philosophy in an effort to further refine its guiding principles. The Compensation Committee determined that our executive compensation program should be based on an “Executive Compensation Philosophy” available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com that embraces the following principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in stockholder value,
•	Reward our executives for long-term improvement in stockholder value,

•	Support the attainment of our short- and long-term financial and strategic objectives,

•	Provide differentiated pay based on an executive’s contributions to our performance,

•	Attract, retain and motivate highly skilled executives,

•	Be competitive with companies in our peer group, and

•	Maximize the financial efficiency of the overall program from tax, accounting, and cash flow perspectives.

[3]	For information on Adjusted EBITDA, including how we calculate it, please see Exhibit B to this proxy statement (page B-1).

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With this philosophy as the foundation, we designed and continually evaluate our executive compensation program to support our strategic objectives of above market growth in revenue and profitability through the delivery of differentiated value and innovation as a healthcare workforce solutions company, expanding new revenue sources, increasing recurring revenue and improving efficiency of service delivery.

Our executive compensation philosophy is reflected in the primary components of our executive compensation program: (1) base salary, (2) annual cash performance bonuses, and (3) long-term incentive awards, typically in the form of equity, and customary benefits. The Compensation Committee’s overall philosophy is to set total direct compensation (salary, short-term annual performance awards, and long-term incentive awards) at or about the median level as compared to our peer group, although individual peer comparisons vary based on individual performance and experience, scope of responsibilities, changes in our peer group, internal parity considerations and the recommendations of our CEO (for compensation other than her own).

The principles associated with our performance-based compensation reflect a balance of objectives. Our annual cash incentive consists of (1) a financial performance component that we base solely on our annual operational results as measured against certain financial metrics (the “Financial Component”) and (2) a non-financial component based on, among other things, (A) our performance relative to our direct competitors and (B) individual leadership contributions (the “Relative Performance/Individual Leadership Component”). We focus the Financial Component on the achievement of financial targets set out in our annual operating plan that we set with the goal of achieving what we believe constitutes above market performance in the healthcare workforce solutions industry. Because we base our annual operating plan on goals related to the execution of our operational and business strategies, the annual cash incentive plan supports the achievement of our strategic goals. The Relative Performance/Individual Leadership Component of our annual cash incentive focuses on incentivizing both superior performance over our direct competitors as measured against certain financial metrics and effective leadership in line with our core values and executive leadership competencies. The Compensation Committee also considers relative and total shareholder return in determining our CEO’s award under the Relative Performance/Individual Leadership Component. Because relative performance against our direct competitors is often difficult to measure, and because we consider other non-financial metrics related to individual performance, such as leadership contributions, the Compensation Committee exercises reasonable judgment with respect to the payout on the Relative Performance/Individual Leadership Component. We may also utilize the Relative Performance/Individual Leadership Component as a partial countermeasure if our financial targets established under our annual operating plan at the beginning of the year do not ultimately reflect above market performance.

In 2012, our long-term incentive plan had two vehicles focused on ensuring executive pay alignment with our stockholders. We utilized performance RSUs, the ultimate realizable value of which depends on performance against two measures: (1) a relative basis against a broader market (the Russell 2000) and (2) an absolute total shareholder return basis. Because our performance RSU awards measure relative total shareholder return and absolute total shareholder return over an approximately three-year period, we believe this type of award encourages longer-term strategic focus on the creation of shareholder value beyond execution of annual financial targets. We also utilized time-vested RSUs as part of our long-term incentive program the ultimate value of which depend on the price of our Common Stock and provide for performance-based accelerated vesting. In addition to stockholder alignment, we believe these awards are a necessary and effective retention tool, which is consistent with our compensation principles. Our long-term incentive program, which, at target levels, represents roughly 50% of our CEO’s total direct compensation, is designed to provide leverage both up and down based on relative performance so that the total pay package is ultimately meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer group median for relative stock outperformance.

In 2012, we held salaries at previous levels (other than for Mr. Scott), which for our CEO, remained unchanged since 2007 and fell below the median of our peer group. We estimated that the 2012 target cash compensation of our CEO would fall around the 50th percentile for CEOs within our peer group and 2012 total direct compensation would fall below the 35th percentile for CEO’s within our peer group. With half of the CEO’s compensation tied directly to total shareholder return in 2012, we believed there was significant upside compensation opportunity with an increase in our stock price.

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Our Compensation Program Oversight

The principal responsibilities of the Compensation Committee include oversight of our executive compensation programs. Specifically, they include:

(1)	determining the compensation of our CEO and, in partnership with our CEO, establishing the compensation of all other named executive officers, including salary, cash incentives and equity awards;
(2)	making recommendations to the Board regarding the design of our incentive compensation programs; and
(3)	establishing the financial metrics and performance targets under our incentive compensation programs.

The duties of the Compensation Committee require specific knowledge regarding the executive compensation market. Accordingly, to understand our position within the marketplace for management talent and to assist the Compensation Committee in making compensation decisions that will help attract and retain a strong management team, the Compensation Committee reviews (1) national compensation survey data, (2) peer financial performance and compensation information, (3) our financial performance both against our internal financial targets and our designated peer group, and (4) internal compensation comparability among senior executives.

Because the Compensation Committee compares our performance against that of our peer group as part of its oversight responsibilities, it must determine our peer group. Indeed, the Compensation Committee believes that one of the most important factors that it must consider in ensuring that our compensation program remains competitive is the proper identification and selection of our peers, as we often compete for executive talent with such peers. Accordingly, the Compensation Committee evaluates and modifies, as appropriate, the members of our peer group annually. We select peers primarily from the healthcare staffing and management services sector and the commercial recruitment and staffing sector, and to a lesser extent, from the broader healthcare service industry. Like us, many of our peers are in both the S&P SmallCap 600 Index and the S&P Composite 1500 Index. In July 2012, the Compensation Committee

reviewed our peer group to determine if there had been any substantial changes with our peers since its peer group evaluation in September 2011. Based on its review, the Compensation Committee reduced our peer group from 17 to 14. It did so by excluding RehabCare Group, Inc. and SFN Group, Inc., both of which were acquired in 2011, and accordingly no longer represented appropriate peers. Additionally, based on market capitalization and revenue disparities, the Compensation Committee also decided to exclude Team Health Holdings, Inc. from our peer group.

Our peer group ranges from approximately $504 million to $2.16 billion in annual revenues (as of such peers’ most recently reported fiscal year (as reported before March 6, 2013)) and from approximately $148 million to $1.07 billion in market capitalization (as of December 31, 2012). For purposes of comparison, our market capitalization as of December 31, 2012 equaled approximately $513 million and our consolidated revenue for our 2012 fiscal year equaled $954.0 million. The table below sets forth our peer group as determined by our Compensation Committee in July 2012.

Peer
Amedisys, Inc.
CDI Corp.
Cross Country Healthcare, Inc.
Gentiva Health Services, Inc.
Healthways, Inc.
Heidrick & Struggles International, Inc.
Insperity, Inc.
IPC The Hospitalist Company
KForce, Inc.
Korn/Ferry International
LHC Group, Inc.
MedAssets, Inc.
On Assignment, Inc.
TrueBlue, Inc.

20    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

Key Changes to Compensation Practices In 2012

In line with our core value of continuous improvement, we actively listen to our stockholders and review our actions to ensure that we have designed and implemented compensation programs that we believe will create value for our stockholders with a balance of short-and long-term incentives. Over the past several years, we have made significant changes to our compensation practices and programs, including tying an even greater percentage of our named executive officers’ compensation more directly to performance. The following table illustrates the most significant changes in 2012.

Compensation Practice Prior to 2012	Changes to Compensation Practice
Equity grants were a combination of (1) 50% time-based restricted stock unit (“RSU”) grants with three-year cliff vesting that contained an accelerated vesting provision upon achievement of certain financial targets, and (2) 50% performance-based RSUs.

1.   In 2012, we increased the proportion of performance-based equity awards from 50% of aggregate fair market value of equity awards to 70%. The performance-based RSU awards are subject to satisfaction of relative total shareholder return and absolute shareholder return thresholds and targets for approximately a three-year period.

2.   In early 2013, we introduced an additional performance equity award based on achievement of targeted annual consolidated Adjusted EBITDA margin of 9.3% for 2015.

We had no executive and director stock ownership policy. Instead, we addressed share ownership only of directors by deferring the settlement of stock awards until directors departed the Board.

The Board adopted a stock ownership policy effective January 1, 2012 that contains the following provisions:

1.   CEO required to hold shares of Common Stock equal in value to three times annual base salary.

2.   Other named executive officers required to hold a number of shares of Common Stock equal in value to two times annual base salary.

3.   Named executive officers must retain at least 50% of net vested shares of Common Stock from equity grants until ownership thresholds have been met.

Provide our CEO’s total equity grant in one award early in the calendar year.	Historically, we made our annual equity grant to our CEO early in the calendar year. In 2012, we decided to delay a decision on a portion of the equity grant until the fourth quarter, at which time we would have more visibility into our financial and stock performance for the year. If our performance was over or under our goals, we could adjust the equity grant accordingly.

Components of Our Compensation Program

The principal components of our executive compensation program include:

(1)	base salary;

(2)	short-term or annual performance awards in the form of cash bonuses;

(3)	long-term incentive awards;

(4)	a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees; and

(5)	for our CEO, an employment agreement with severance provisions and, for our other named executive officers, severance arrangements.[4]

Base Salary

Base salary serves as the first component of our executive compensation program. We utilize base salary as a compensation component to attract and retain talented executives and to provide them with a fixed base of cash compensation. In setting base salaries, the Compensation Committee considers a number of factors, including (1) the market salary for similarly situated executives within our peer group and industry and against national benchmarks, (2) our operational and financial performance, (3) our stock performance, (4) individual performance, knowledge, experience and responsibility, and (5) for those who report to her, the recommendations of our CEO. We evaluate our operational and financial performance in light of our annual internal objectives and our operating plan for the year, the healthcare staffing industry performance and peer benchmarking data. We evaluate our stock performance against our peer group and the Russell 2000. The CEO bases her recommendations on the same factors the Compensation Committee considers, and her recommendations are particularly helpful for the Compensation Committee to evaluate an individual’s performance, knowledge, responsibility and experience.

[4]	We generally do not provide our named executive officers with perquisites.

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Annual Cash Incentive Performance Bonus

Annual cash performance bonus opportunities serve as the second component of our executive compensation program. The Bonus Plan is the mechanism by which the Compensation Committee provides such opportunities. We intend our Bonus Plan to provide a strong incentive for our officers to achieve primarily short-term, annual financial objectives that support our strategic objectives. Although certain details of the annual bonus incentive change from year to year based upon the Compensation Committee’s focus, a few key components comprise its general structure. The Compensation Committee chooses specific financial goals based on our annual operating plan. The metrics typically include such financial measures as consolidated revenue and consolidated Adjusted EBITDA. The Compensation Committee sets threshold, “target” (i.e., 100%), and maximum amounts for bonuses and a weight for each metric that corresponds to the level of achievement we require to trigger a threshold, target or maximum bonus for the named executive officer under such metric. Each named executive officer’s target bonus level is a percentage of his or her annual base salary as set by the Compensation Committee. The threshold level (a threshold that must be reached for any bonus payout) typically starts at a minimum performance level of 80-90% of the target amount for each metric and a maximum bonus typically requires a performance level of 110%-130% of the target amount for each metric. Thus, executives can earn less than their target bonus if they achieve at least the threshold level of performance but less than the target level of performance, and can earn more than their target bonus if they achieve performance levels higher than the target amounts. A portion of the bonuses has been based on non-financial factors, such as performance relative to direct competition, leadership and strategic metrics, and, for our CEO, total shareholder return.

In setting the named executive officers’ target bonus, the Compensation Committee evaluates benchmarking data for comparable positions generally and within our peer group, the recommendations of our CEO (except with respect to her target bonus), individual performance, knowledge, experience and responsibility, and the amount of the potential bonus under various performance scenarios. As with base salary, the Compensation Committee considers these factors in the context of each individual’s total cash compensation as well as the total compensation package (i.e., equity and cash) generally.

The Compensation Committee may amend the Bonus Plan at any time and may also amend any outstanding award granted under the Bonus Plan, provided it may not amend the Bonus Plan without the approval of our stockholders if the amendment would affect the tax deduction of payments made under it. We intend our Bonus Plan to comply with Section 162(m) of the Internal Revenue Code (the “Code”).

Long-Term Incentives

Long-term incentives in the form of equity awards have served as the third component of our executive compensation program. Under our Equity Plan, we grant equity awards, with various vesting parameters, typically three years in length, to named executive officers and key employees as an incentive to have a long-term perspective in supporting and developing our strategic objectives, which includes meeting our financial objectives on a sustained basis. In 2011, we added performance RSUs to our long-term incentive structure to strengthen the performance-based component of the long-term incentive program and, in 2012, increased the proportion that these awards represent in the program to 70% (from 50%).

Retirement and Health Plans

Retirement plans and other customary employee benefits serve as the fourth component of our executive compensation program. We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”) primarily as a result of a market review that indicated that a deferred compensation plan was a significant component of executive compensation. Beginning in 2011, we excluded our named executive officers, among others, from participating in our 401(k) savings plan, primarily to assist us in satisfying discrimination testing performed on our 401(k) savings plan. The Deferred Compensation Plan serves as the only benefit plan that our management has to save for retirement. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan. Plan participants choose from a menu of deemed investment options. Deferred Compensation Plan participants may defer up to 80% of base salary, up to 90% of bonuses and up to 100% of vested RSU awards. We periodically review benchmarking data to establish deferred compensation limits. The employee fully vests in our matching contribution following five years of employment with us. We provide a matching contribution of 25% of a participant’s contribution up to the first 8% of their annual cash compensation.

We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers, which are the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong talent.

Employment and Severance Agreements

Severance arrangements serve as the fifth component of our executive compensation program. We are party to an employment agreement with our CEO, which contains severance provisions, and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels,

22    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

we considered survey data, advice from our compensation consultants and the Compensation Committee’s experience. We describe the terms of these agreements more fully in the section entitled “Termination of Employment and Change in Control Arrangements” below.

Our 2012 Compensation Program and Results

Our named executive officers’ 2012 direct compensation consisted of the first four components identified above. We discuss in detail below the base salary, cash bonus and long-term incentive components of our 2012 compensation program.

Base Salary

In early 2012, the Compensation Committee reviewed salary levels for the named executive officers. It considered, among other things, benchmarking data, our CEO’s recommendations and our operational, financial and stock performance. Notwithstanding our significant revenue and profitability growth in 2010 and 2011, our total shareholder return in early 2012 remained unfavorable. As a result, the Compensation Committee decided not to raise salaries for our named executive officers for 2012, except for Mr. Scott. We believed Mr. Scott’s 2012 base salary fell below the 10th percentile for executives with his position within our peer group, which, together with his excellent performance and added experience during his first year as Chief Financial Officer, justified an increase in his base salary from $300,000 to $330,000. After giving effect to the increase, we believe Mr. Scott’s base salary fell under the 25th percentile for executives with his position within our peer group for 2012.

Bonus Plan

Structure and Targets. In January 2012, the Compensation Committee reviewed the bonus level for each named executive officer, which we express as a percentage of annual base salary. Given our stock performance in 2010 and 2011 and the market within our peer group, the Compensation Committee determined that it would maintain the same bonus levels that were established in 2009: our CEO’s target percentage at 75% of annual base salary, our CFO’s target at 60% of annual base salary, our President, Healthcare Staffing’s target at 60% of annual base salary, and our General Counsel’s target at 55% of annual base salary for 2012. In the first quarter of 2012, our President, Healthcare Staffing took on additional responsibilities for our locum tenens staffing segment. Accordingly, we provided him with an additional bonus opportunity based on the financial results of the locum tenens staffing segment with a target of $50,000.

In early 2012, the Compensation Committee decided on a structure for the Bonus Plan under which the Financial Component comprised 70% of the total target bonuses, and the Relative Performance/Individual Leadership Component

comprised the remaining 30%. We geared the Financial Component toward the achievement of financial targets set forth in the 2012 Operating Plan that we believed represented above market growth for our healthcare staffing segments. We directed the Relative Performance/Individual Leadership Component toward incentivizing superior performance over our direct competitors as measured against certain financial metrics and leadership contributions.

We weighted the components of the bonus differently for named executive officers based on their respective areas of responsibility. For our CEO, CFO and General Counsel we utilized consolidated financial performance goals, and for our President, Healthcare Staffing we utilized both consolidated and business segment goals with the business segment goals weighted more heavily. We set the consolidated goals and weighting for our CEO, CFO and General Counsel as follows: (1) consolidated revenue (35%); (2) consolidated Adjusted EBITDA (35%); and (3) the Relative Performance/Individual Leadership Component (30%). We set the goals and weighting for our President, Healthcare Staffing as follows: (i) consolidated revenue (10%), (ii) consolidated Adjusted EBITDA (10%); (iii) revenue for the nurse and allied healthcare staffing segment (25%); (iv) EBITDA for the nurse and allied healthcare staffing segment (25%); and (v) the Relative Performance/Individual Leadership Component (30%). Additionally, in connection with our President, Healthcare Staffing’s new responsibilities for the locum tenens staffing segment, we established a bonus target of $50,000 based on the locum tenens staffing segment’s EBITDA.

The Compensation Committee chose these performance goals for a number of reasons. It chose revenue because it believes it is the best measurement to evaluate the success of our strategy to grow as a workforce solutions company. It chose Adjusted EBITDA because management, the Board, and stockholders consistently use this measure to focus on and assess our profitability. Furthermore, Adjusted EBITDA is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization, interest expense and taxes. The Compensation Committee used the Relative Performance/Individual Leadership Component to, among other things, (1) provide a partial countermeasure if our financial targets did not ultimately reflect above market performance, and (2) distinguish among individuals with respect to other non-financial metrics such as leadership.

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As stated above, the consolidated revenue and consolidated Adjusted EBITDA target levels represented growth that the Compensation Committee believed exceeded general organic growth rates in the markets we serve, and it approached the payout levels for the financial metrics with this in mind. The threshold for a named executive officer to receive a bonus on the financial metrics required achieving 90% and 95% of our 2012 Operating Plan for Pre-Bonus Adjusted EBITDA5 and consolidated revenue, respectively. Additionally, receipt of the target bonus for each financial metric required us meeting 100% of our 2012 Operating Plan for that metric.

Bonus Plan Payouts. With respect to the absolute financial performance goals comprising the Financial Component, our 2012 financial results substantially met our 2012 Operating Plan targets established by the Board on both a consolidated basis and in our largest business segment, nurse and allied healthcare staffing. We performed at 99.8% of our 2012 Operating Plan consolidated revenue target and 105% of our 2012 Operating Plan consolidated Adjusted EBITDA, which represented year over year revenue growth of 7% and Adjusted EBITDA growth of 15%. We also performed at 112% of our 2012 Operating Plan Pre-Bonus Adjusted EBITDA target. Our nurse and allied healthcare staffing segment, which represents the majority of our consolidated revenues, performed at 103% and 105% of our 2012 Operating Plan revenue and Adjusted EBITDA targets for that segment, respectively, representing year over year growth of 15% and 21%, respectively.

With respect to the Relative Performance/Individual Leadership Component, the Compensation Committee believes we achieved both consolidated revenue and consolidated Adjusted EBITDA growth that exceeded the majority of our direct competitors in healthcare staffing. As a result, each named executive officer received between 130% and 149% of his or her target bonus under the Bonus Plan. All named executive officers received an award under the Relative Performance/Individual Leadership Component, with Ms. Salka receiving a 200% award for that metric because of the higher relative outperformance with respect to growth in consolidated revenue, gross margins and consolidated Adjusted EBITDA and the performance of our Common Stock.

The tables below set forth summary calculations for each named executive officer’s bonus. Bonus amounts are interpolated and rounded down to nearest percentage point for Pre-Bonus Adjusted EBITDA metrics and half-percentage point for revenue metrics. The dollar amount of the Pre-Bonus Adjusted EBITDA and revenue amounts set forth for the bonuses in the tables below represent the rounded down interpolation achieved (and not the actual amounts achieved, which were slightly higher).

MS. SALKA’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA (1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	87,652	354,375	110	1,051,793	354,375	200	303,750
Target	100	73,043	177,188	100	956,175	177,188	100	151,875
Threshold	90	65,739	88,594	95	908,366	88,594	50	75,937
MS. SALKA’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	112	81,808	283,500	99.5	951,394	168,328	200	303,750
Total Bonus Earned: $755,578				Bonus as % of Target Bonus: 149%

[5]	We use Pre-Bonus Adjusted EBITDA solely to determine bonuses. Pre-Bonus Adjusted EBITDA excludes from Adjusted EBITDA the payment of bonuses and, at the Compensation Committee’s discretion, other extraordinary items not contemplated in the 2012 Operating Plan. The Compensation Committee, to the extent applicable, makes similar adjustments to segment-related Adjusted EBITDA targets. The amounts for Adjusted EBITDA metrics in the bonus tables in this section reflect Pre-Bonus Adjusted EBITDA.

24    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

MR. SCOTT’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA (1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	87,652	138,600	110	1,051,793	138,600	200	118,800
Target	100	73,043	69,300	100	956,175	69,300	100	59,400
Threshold	90	65,739	34,650	95	908,366	34,650	50	29,700
MR. SCOTT’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	112	81,808	110,880	99.5	951,394	65,835	152	90,000
Total Bonus Earned: $266,715				Bonus as % of Target Bonus: 135%

MS. JACKSON’S BONUS METRICS
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA (1000’s)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($1000’s)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
Maximum	120	87,652	132,825	110	1,051,793	132,825	200	113,850
Target	100	73,043	66,413	100	956,175	66,413	100	56,925
Threshold	90	65,739	33,206	95	908,366	33,206	50	28,463
MS. JACKSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	112	81,808	106,260	99.5	951,394	63,092	141	80,000
Total Bonus Earned: $249,352				Bonus as % of Target Bonus: 131%

MR. HENDERSON’S BONUS METRICS (NURSE AND ALLIED ONLY)(1)
Levels	% of Target Pre-Bonus Adjusted EBITDA	Pre-Bonus Adjusted EBITDA (1000’s) ($)	Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Consol. Revenue Target	Consol. Revenue Target Amount (1000’s) ($)	Consol. Revenue Bonus Amount ($)	% of Segment Target Pre-Bonus Adjusted EBITDA	Segment Pre-Bonus Adjusted EBITDA (1000’s) ($)(1)	Segment Pre-Bonus Adjusted EBITDA Bonus Amount ($)	% of Segm’t Rev. Target	Segment Revenue Target Amount (1000’s) ($)	Segment Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Targets	Relative Performance/ Leadership Targets ($)
Maximum	120	87,652	42,000	110	1,051,793	42,000	130	94,454	131,250	115	727,211	131,250	250	157,500
Target	100	73,043	21,000	100	956,175	21,000	100	72,657	52,500	100	632,357	52,500	100	63,000
Threshold	90	65,739	10,500	95	908,366	10,500	90	65,391	26,250	92.5	584,930	13,125	50	31,500
MR. HENDERSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	112	81,808	33,600	99.5	951,394	19,950	105	76,290	65,625	103	651,328	68,250	206	130,000
Total Bonus Earned (Nurse and Allied): $317,425								Bonus as % of Target Bonus (Nurse and Allied): 151%

(1)	Locum tenens staffing segment Adjusted EBITDA achieved 86% of our 2012 Operating Plan, which resulted in Mr. Henderson receiving $20,000 for his locum tenens staffing segment bonus. Together with his nurse and allied bonus of $317,425, Mr. Henderson received a total bonus of $337,425, which equaled 130% of his aggregate target bonus.

Long-Term Incentive Compensation

The 2012 long-term incentive award had two components: (1) a performance RSU component and (2) a time-vested RSU component. By employing performance RSUs, we strengthened the link of pay to performance so that the total realizable pay package will ultimately be meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer median for relative stock outperformance. Our performance RSU grant, which represented approximately 70% of the total 2012 equity award by grant date fair value of all 2012 equity awards for each named executive officer (other than Ms. Salka),6 will be earned at the end of an approximately 33-month period, i.e., December 31, 2015, with the number of shares that are ultimately earned dependent on total and relative shareholder return for the period relative to the companies in the Russell 2000 Index as of December 31, 2011, as well as our absolute total shareholder return (collectively, the “TSR Measurement”). If we perform at the 25th percentile of the relative total shareholder return (“Relative TSR”) of

[6]	Ms. Salka’s performance RSU fair market value comprised approximately 62% of the aggregate fair market value of all her 2012 equity grant awards.

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companies in the Index, then 25% of the performance RSUs will be earned. If we perform at the 50th percentile, 100% of the RSUs will be earned. If we perform at the 75th percentile, the maximum number, 175%, of the RSUs will be earned. Performance between these points is interpolated.

These percentages are also subject to a “penalty” or discount whereby the payout will be reduced if we outperform the Russell 2000 Index but do not have a positive total shareholder return (“Absolute TSR”) for the period.

The following table sets forth the percentage of the target performance RSUs that will be earned depending on the actual results of the TSR Measurement:7

2012 Performance RSU Vesting(1)
Relative TSR Percentile Rank	% of RSUs that Are Earned if Absolute TSR is Negative	% of RSUs that Are Earned if Absolute TSR is Positive
<25.0%	0	0
25.0%	12.50	25.00
37.5%	31.25	62.50
50.0%	50.00	100.00
62.5%	68.75	137.50
75.0%	87.50	175.00

(1)

For each one percentile above the 25th percentile, an additional 3% of the performance RSUs vest if Absolute TSR is positive, and the maximum payout cannot exceed 175%. If Absolute TSR is negative, for each one percentile above the 25th percentile, an additional 1.5% of the RSUs will be earned.

The time-vested RSU grants, consistent with prior years, have a three-year cliff vesting that is eligible for accelerated vesting upon achievement of certain performance targets, which historically have been based on annual consolidated Adjusted EBITDA targets.

The Compensation Committee believes the structure of the 2012 grant preserves the potential for management to ultimately achieve levels of long-term compensation relatively consistent with the potential afforded in prior years, and serves stockholder interests because in order to realize the full potential, our Common Stock must outperform the market. If we conducted the TSR Measurement on December 31, 2012, the last trading day of the year, (1) Relative TSR would have measured at the 99th percentile, and (2) Absolute TSR would have been positive. Based on those results, 175% of named executive officers’ target number of performance RSUs would have been earned.

In April 2012, the Compensation Committee granted equity awards to each named executive officer. Other than for

Ms. Salka, the aggregate fair market value was substantially consistent with the aggregate fair market value of equity grants awarded in 2011. Although the value of the equity grant remained approximately the same from 2011 to 2012, the Compensation Committee increased the proportion of the award tied to performance measures: 70% of the value was awarded as performance-based RSUs tied to total shareholder return while the remaining 30% of the value was in the form of time-vested RSUs with a performance accelerated vesting component compared to a 50%/50% allocation of these two equity award types in 2011. In April, along with the other executive officers, Ms. Salka received a grant of performance RSUs tied to total shareholder return, but the Compensation Committee elected to wait to consider a grant of time-vested RSUs until later in 2012 when it had better visibility of our 2012 financial and stock performance. Based on our strong financial and stock performance in 2012, on December 10, 2012, the Compensation Committee granted Ms. Salka 55,344 RSUs.

[7]	As set forth in the Grants Table, the target number of performance RSUs granted in 2012 for each named executive officer is as follows: (1) for Ms. Salka, 121,934 (2) for Mr. Scott, 33,698; (3) for Ms. Jackson, 33,698; and (4) for Mr. Henderson, 39,462.

26    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

Pay-For-Performance

We design our compensation programs to make a meaningful amount of target total direct compensation (salary, plus target annual incentive compensation, plus long-term incentives) dependent on the achievement of performance objectives and the long-term performance of our Common Stock. The following table sets forth for 2012 incentive compensation as a percentage of total compensation for each named executive officer utilizing the amounts reported for 2012 in the Summary Compensation Table:

Named Executive Officer	Year	Incentive Compensation as % of Total Compensation(1) (%)
Susan R. Salka	2012	77
Brian M. Scott	2012	66
Denise L. Jackson	2012	64
Ralph S. Henderson	2012	69

(1)	Incentive Compensation for each named executive officer equals the sum of (A) the aggregate grant date fair value of all long-term incentive awards made in 2012, plus (B) the bonus under the Bonus Plan. We utilize the amount set forth in the column entitled “Total” in the Summary Compensation Table for total compensation.

Realizable Compensation

We believe realizable pay is an appropriate way to view our pay-for-performance philosophy. The difference between realizable pay and grant date valuation of our long-term incentive vehicles can be significant. Given the substantial portion of our CEO’s compensation that is performance-based, we believe it is important to consider realizable pay. For purposes of illustration, in the two tables that immediately follow, we compare the target total direct compensation that was available to be awarded to our CEO in each of the last three fiscal years (Table 1) to the corresponding amounts that we paid out or that may be considered realized (based on the methodology described below) as of December 31, 2012 (Table 2). The tables illustrate that our annual and long-term incentive programs over the past three fiscal years is consistent with our pay-for-performance philosophy, which is that the total pay package is ultimately meaningfully below target total direct compensation in the case of relative poor performance (especially as measured by the price of our Common Stock), and meaningfully above target total direct compensation in the case of relative outperformance. As we experienced 161%, 88% and 27% cumulative increases in the price of our Common Stock for the one-, two- and three-year periods ended December 31, 2012, respectively, Table 2 shows that amount of CEO total direct compensation that we consider realized is 62%, 61% and 7% more than the original annual total target compensation for 2012, 2011 and 2010, respectively.

Table 1 below presents our CEO’s salary, incentive bonus opportunity at the target level, and long-term incentive awards (stock awards and option awards) for each of the last three fiscal years. In Table 1, the stock award and option award amounts reflect the grant date fair value of each such award, the same value at which such awards are reflected in the Summary Compensation Table included in this proxy statement.

Table 1 — Target Total Direct Compensation — Chief Executive Officer
Fiscal Year	Salary ($)	Incentive Bonus Opportunity at Target Level ($)	Stock Awards ($)	Option Awards ($)	Target Total Direct Compensation ($)
2012	675,000	506,250	1,612,231	—	2,793,481
2011	675,000	506,250	1,379,426	—	2,560,676
2010	617,885	506,250	984,335	572,150	2,680,620
Year Totals	1,967,885	1,518,750	3,975,992	572,150	8,034,777

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    27

Table 2 below illustrates how our operational, financial and stock performance affected payouts and realization of the target total direct compensation that was available to our CEO.

Table 2 — Total Direct Compensation That May be Considered Realized at 12/31/2012 as a Percentage of Target Total Direct Compensation — Chief Executive Officer

Fiscal Year	Salary ($)	Bonus Payout ($)		Value of Stock Awards at 12/31/2012 ($)(1)	Value of Option/SAR Awards at 12/31/2012 ($)(2)	Total Direct Compensation at 12/31/2012 ($)	Total Direct Compensation at 12/31/2012 as a Percentage of Target Total Direct Compensation (%)
2012	675,000	755,578		3,103,814	—	4,534,392	162
2011	675,000	484,102		2,967,423	—	4,126,525	161
2010	617,885	427,585	(3)	1,294,882	538,208	2,878,560	107
Year Totals	1,967,885	1,667,265		7,366,119	538,208	11,539,477
Percent of corresponding amount in Table 1	100	110		185	94	144

(1)	We valued time-based stock awards utilizing the closing market price per share of our Common Stock on December 31, 2012, the last trading day of the year, of $11.55, multiplied by the number of RSUs granted (regardless of whether they had vested as of such date). We valued the performance RSU awards based on the closing market price per share of our Common Stock on December 31, 2012 of $11.55, multiplied by the number of RSUs that would have been earned had the TSR Measurement occurred on December 31, 2012 for each performance RSU grant. If we conducted the TSR Measurement on December 31, 2012 (1) Relative TSR would have measured at the 92nd percentile and 99th percentile for the 2011 and 2012 performance RSU grants, respectively, and (2) Absolute TSR would have been positive for each measurement. Based on those results, the maximum amount, 175%, of each named executive officer’s target number of performance RSUs would have been earned under each grant.
(2)	We valued the SARs based on the difference in the closing price of our Common Stock on December 31, 2012 and the exercise price of the SARs (regardless of whether they had vested as of such date).
(3)	Includes Medfinders transaction bonus of $245,000.

Response to 2012 Say-on-Pay Vote

At our 2012 Annual Meeting of Stockholders held on April 18, 2012, we received 76.7% support on our “say-on-pay” proposal regarding the executive compensation of our named executive officers identified in our 2012 proxy statement.8 Since 2011, we have engaged some of our stockholders in a constructive discussion regarding their perspective on our compensation program for named executive officers. Although responses have varied, the following three themes remained consistent among our investors: (1) compensation should be fair and reasonable; (2) performance awards should constitute an important component of long-term incentive awards and (3) additional performance measures should be considered. In response to the 2012 say-on-pay vote and based on the discussions with our stockholders, the Board and the Compensation Committee continued to carefully monitor our executive compensation program, to keep up to date on the issues and concerns identified by the largest proxy advisory companies and evaluate such concerns within the context of our program, and to make adjustments accordingly.

The Compensation Committee believes that our executive compensation program in 2012 satisfied each of the foregoing themes. It also believes that our 2013 compensation program will do so as well.

In 2012 and early 2013, the Compensation Committee took the following actions:

(1)	Continued to use a long-term performance vehicle tied to our relative and absolute total shareholder return, which in 2012 took the form of performance RSUs based on TSR that comprised approximately 62% to 70% of the aggregate fair market value of all equity awards granted to each named executive officer in 2012;

(2)	Introduced an additional performance measure, EBITDA margin, into our long term equity incentive program;

(3)	Awarded a smaller time-based vesting equity grant to our named executive officers in 2012 than in 2011;

(4)	Established aggressive, yet achievable, threshold goals of the 2012 Operating Plan for the financial metrics that the named executive officers needed to satisfy to receive a bonus;

(5)	Maintained 2012 annual base salary (other than for Mr. Scott) and bonus target percentages at levels established in 2009;

[8]	Our results regarding our 2012 say-on-pay proposal were as follows: (1) 29,471,120 voted “for”; (2) 8,906,447 voted “against”; (3) 31,367 abstained; and (4) 4,174,670 were broker non-votes. We treated abstentions as votes against our “say-on-pay” proposal. Broker non-votes had no impact on the vote.

28    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

(6)

Implemented a stock ownership policy, effective January 1, 2012 that requires (1) our CEO to own shares of our Common Stock equal in value to three times her annual base salary and (2) the other named executive officers to own shares of our Common Stock equal in value to two times their annual base salary;[9] and

(7)	Re-analyzed our executive compensation philosophy and memorialized our philosophy in writing.

As a result of the above actions, specifically, through the annual cash incentive and equity incentives, in 2012, roughly two-thirds of our named executive officers’ compensation is performance-based, which is the cornerstone of our executive compensation policy.

Overview of Our 2013 Executive Compensation Program

We achieved in all material respects our operational and financial performance targets for fiscal year 2012, which resulted in significant year over year consolidated revenue and consolidated Adjusted EBITDA growth of 7% and 15%, respectively. Our nurse and allied healthcare staffing segment achieved year over year revenue and Adjusted EBITDA growth of 15% and 21%, respectively. Moreover, our stock performance rebounded significantly in 2012, with the price of our Common Stock increasing 161%. In light of the foregoing and with its guiding principles in mind, the Compensation Committee believes it has designed the 2013 compensation structure to provide for important short- and long-term performance components that are aligned with stockholders, consistent with the market environment and tailored specifically to us.

Base Salary. The Compensation Committee decided to increase base salaries for the named executive officers for 2013, as follows:

Named Executive Officer	2012 Salary ($)	2013 Salary ($)	Last Salary Increase
Susan R. Salka	675,000	695,250	2007
Brian M. Scott	330,000	350,000	2012
Ralph S. Henderson	350,000	400,000	2007
Denise L. Jackson	345,000	355,000	2009

The base salary for Ms. Salka and Ms. Jackson reflect a modest cost of living increase of 3%. Mr. Henderson’s increase in salary was based on (1) increased responsibilities, as Mr. Henderson now oversees all of our healthcare staffing business lines, the fact that he has not received a salary increase since he commenced employment with us in 2007 and his individual outstanding performance and significant contributions. Mr. Scott’s salary increase likewise reflects his increased responsibilities in overseeing our information technology operations, an effort to align his pay closer to the median of our peer group for his position, and recognition of his increased experience and strong individual performance.

Bonus Plan. We seek to target annual short-term bonus opportunities to approximate the median of our peer group.

The Compensation Committee decided that the target bonus percentages for each named executive officer for 2013 as follows.

Named Executive Officer	2012 Bonus Target (% of Salary)	2013 Bonus Target (% of Salary)	2012 Bonus Target ($)	2013 Bonus Target ($)
Susan R. Salka	75	100	506,250	695,250
Brian M. Scott	60	65	198,000	227,500
Ralph S. Henderson	60	65	260,000	260,000
Denise L. Jackson	55	55	189,750	195,250

After our review, we believe our 2012 bonus targets were below market median for certain officers. Additionally, Mr. Scott and Mr. Henderson have taken on additional responsibilities within the organization. Accordingly, we increased the bonus target percentage of Ms. Salka, Mr. Scott and Mr. Henderson. We believe the increased targets generally sets our target at approximately the median of our peer group for each named executive officer’s respective positions given their levels of experience and responsibility.

After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Our Compensation Program Components — Bonus Plan,” the Compensation Committee decided on an annual incentive structure similar to that of the 2012 structure, with both an absolute financial performance component and a component based on non-financial metrics such as relative performance to direct competitors, execution of strategic initiatives and leadership. The Compensation Committee decided to utilize the same metrics and weightings for 2013 as it did for 2012 for our CEO, CFO and General Counsel, i.e., 35% based on consolidated Adjusted EBITDA, 35% based on consolidated revenue and 30% based on Relative Performance/Leadership. Similarly, the metrics for our President, Healthcare Staffing, will remain substantially the same. Specifically, his bonus will be based as follows: (1) 10% on consolidated revenue, (2) 10% on consolidated Adjusted EBITDA, (3) 25% on our nurse and allied healthcare staffing and locum tenens staffing segments’ combined

[9]	As of the Record Date, all named executive officers, other than Mr. Scott, have satisfied our stock ownership requirement.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    29

revenue, (4) 25% on our nurse and allied healthcare staffing and locum tenens staffing segments’ combined Adjusted EBITDA and (5) 30% on Relative Performance/Leadership. The target goals for each of the financial metrics are consistent with the targets under the 2013 annual operating plan that generally require growth that exceeds anticipated industry performance.

Long-Term Incentive Awards. In light of the philosophy, goals and objectives surrounding long-term incentive awards, the Compensation Committee decided to utilize a combination of performance RSUs, including our TSR-related performance RSUs, and traditional time-vested RSUs. Each of the named executive officers, other than Ms. Salka, received an equity grant in January 2013 with a fair market value that combined with salary and target bonus falls at approximately what the Compensation Committee believes to be at approximately the median of the market for total direct compensation for each named executive officer. As set forth above, and similar to 2012, the Compensation Committee decided to delay providing a grant of traditional time-vested RSUs to our CEO until the fourth quarter of 2013 when it will have more information as to our 2013 financial and stock performance. The Compensation Committee decided to focus certain of the performance RSUs on incentivizing and focusing our named executive officers on our goal of attaining a 10% annual Adjusted EBITDA margin in the next five years. Accordingly, it issued performance RSUs based on reaching an annual consolidated Adjusted EBITDA margin target of 9.3% in 2015 (“EBITDA Performance RSUs”). Significantly, for each named executive officer, other than Ms. Salka, approximately 70% of the aggregate fair market value of the January 2013 equity awards consisted of either performance RSUs tied to total shareholder return or EBITDA Performance RSUs, and the remaining 30% consisted of traditional time vested RSUs; for Ms Salka, all of her January 2013 equity awards were performance RSUs tied to total shareholder return or EBITDA Performance RSUs. The aggregate fair market value of the January 2013 awards for each named executive officer is as follows:

Named Executive Officer	Aggregate Fair Market Value of All January 2013 Awards ($)
Susan R. Salka	1,006,459
Brian M. Scott	419,735
Ralph S. Henderson	524,649
Denise L. Jackson	398,742

30    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and in this proxy statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Dr. Michael M.E. Johns

Martha H. Marsh

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    31

EXECUTIVE COMPENSATION DISCLOSURE

In 2012, our named executive officers were (1) Susan R. Salka, (2) Ralph S. Henderson, (3) Denise L. Jackson and (4) Brian M. Scott. We set forth information with respect to the business experience, qualifications and affiliations of our executive officers who are not directors below.10

Non-Director Executive Officers

Ralph S. Henderson Age: 52 President, Healthcare Staffing Business Experience, Qualifications and Affiliations: Mr. Henderson joined us as President, Nurse Staffing in September 2007.
In February 2009, we appointed him President, Nurse and Allied Staffing and in February 2012, named him President, Healthcare Staffing as he assumed executive leadership for all of our temporary staffing divisions. Mr. Henderson is responsible for leading the sales and financial performance of our nurse and allied healthcare staffing segment and our locum tenens staffing segment. Prior to September 2007, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest commercial and professional staffing companies in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he served as Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson Age: 48 Senior Vice President, General Counsel and Secretary Business Experience, Qualifications and Affiliations: Ms. Jackson joined us as
General Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for our legal, corporate governance, long-term incentive and equity compensation strategies, risk management, corporate audit services and government affairs functions. We appointed her as our Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York. Ms. Jackson serves on the Board of Girls on the Run International, and is an officer and director of the Association of Corporate Counsel San Diego.

Brian M. Scott Age: 43 Chief Financial Officer, Chief Accounting Officer and Treasurer Business Experience, Qualifications and Affiliations: Mr. Scott joined us in December
2003. We appointed him Chief Financial Officer, Chief Accounting Officer, and Treasurer in January 2011. Prior to that time, Mr. Scott served in a variety of financial and operational roles for us including most recently as Senior Vice President of Operations, Finance and Business Development, in which capacity he oversaw our corporate financial planning and analysis, capital funding and business development activities. He has also served as President of our pharmacy staffing division and as Director, Senior Director and Vice President of Finance, where his roles have included overseeing all accounting operations and SEC reporting. Mr. Scott started his career in San Francisco with KPMG and later became a partner in a mid-sized CPA firm. Mr. Scott also served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from the McCombs School of Business at the University of Texas at Austin.

[10]	For Ms. Salka’s information, please see page 6 above.

32    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

Summary Compensation Table

The following table shows the compensation earned or accrued by our named executive officers for the three fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012:

Named Executive Officer and Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($) (3)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Susan R. Salka	2012	675,000	—	1,612,231	(7)	—	755,578	16,744	3,059,553
PEO,(8) President & CEO	2011	675,000	—	1,379,426	(9)	—	484,102	16,040	2,554,568
	2010	617,885	245,000	984,335		572,150	182,585	1,260	2,603,214
Brian M. Scott (10)	2012	328,846	—	389,309	(11)	—	266,715	8,017	992,887
PFO,(12) CFO, CAO & Treasurer	2011	294,231	—	383,175	(13)	—	226,125	7,860	911,391
Denise L. Jackson	2012	345,000	—	389,309	(14)	—	249,352	8,486	992,147
SVP, General Counsel & Secretary	2011	345,000	—	440,653	(15)	—	240,746	9,931	1,036,330
	2010	345,000	105,000	663,812		182,770	78,591	1,338	1,376,511
Ralph S. Henderson	2012	350,000	—	455,894	(16)	—	337,425	8,173	1,151,492
President, Healthcare Staffing	2011	350,000	—	447,040	(17)	—	336,781	10,976	1,144,797
	2010	326,510	70,000	673,435		185,419	114,755	273	1,370,392

(1)	Salary includes all salary amounts deferred by the named executive officers under the Deferred Compensation Plan and under our 401(k) savings plan.
(2)	Bonus consists of the transaction bonuses granted in September 2010 (paid in March 2011) to reward the executives’ individual efforts associated with effecting our acquisition of Medfinders.
(3)

This column reflects the dollar amounts for the years shown of the aggregate grant date fair value of RSUs and, for 2012 and 2011, performance RSUs granted to our named executive officers. For performance RSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 22, 2013.

(4)

SARs valued at $2.95 comprise the aggregate grant date fair value of the awards granted in 2010 that are set forth in this column. We estimated the fair value of share-based SAR/option awards at the date of grant using the Black-Scholes valuation model. The following table sets forth the assumptions used in 2010 in the calculation of the awards presented in this column:

Expected term	3.5 years
Risk-free interest rate	1.6%
Volatility	44%
Dividend yield	0%
(5)

This column consists of cash awards made to the named executive officers pursuant to the Bonus Plan. This column sets forth bonus amounts in the year in which they are earned, although we typically pay them in the following fiscal year. This column includes the portion of the bonus, if any, contributed by our named executive officers to our 401(k) savings plan or deferred by them under our Deferred Compensation Plan.

(6)

This column consists of compensation received by our named executive officers in the form of matching contributions to the Deferred Contribution Plan and our 401(k) savings plan, and Company-paid life insurance premiums. For 2012, we paid matching contributions under the Deferred Compensation Plan as follows: (1) $16,432 for Ms. Salka, (2) $7,799 for Mr. Scott, (3) $8,265 for Ms. Jackson and (4) $7,923 for Mr. Henderson.

(7)

55,344 RSUs with an aggregate grant date fair value of $618,469 and 121,934 performance RSUs with an aggregate grant date fair value of $993,762 comprise the amount of Ms. Salka’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 121,934 performance RSU award, the aggregate grant date fair value of such award would equal $1,283,507.

(8)	“PEO” refers to our principal executive officer.
(9)

93,426 RSUs with an aggregate grant date fair value of $582,511 and 93,425 performance RSUs with an aggregate grant date fair value of $796,915 comprise the amount of Ms. Salka’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 93,425 performance RSU award, the aggregate grant date fair value of such award would equal $1,019,384.

(10)

Mr. Scott did not become a named executive officer until he became our Chief Financial Officer on January 24, 2011. Accordingly, we do not include compensation information for him for fiscal year 2010.

(11)

19,064 RSUs with an aggregate grant date fair value of $114,670 and 33,698 performance RSUs with an aggregate grant date fair value of $274,639 comprise the amount of Ms. Scott’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 33,698 performance RSU award, the aggregate grant date fair value of such award would equal $354,714.

(12)	“PFO” refers to our principal financial officer.
(13)

25,951 RSUs with an aggregate grant date fair value of $161,804 and 25,952 performance RSUs with an aggregate grant date fair value of $221,371 comprise the amount of Mr. Scott’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 25,952 performance RSU award, the aggregate grant date fair value of such award would equal $283,169.

(14)

19,064 RSUs with an aggregate grant date fair value of $114,670 and 33,698 performance RSUs with an aggregate grant date fair value of $274,639 comprise the amount of Ms. Jackson’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 33,698 performance RSU award, the aggregate grant date fair value of such award would equal $354,714.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    33

(15)

29,845 RSUs with an aggregate grant date fair value of $186,084 and 29,844 performance RSUs with an aggregate grant date fair value of $254,569 comprise the amount of Ms. Jackson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 29,844 performance RSU award, the aggregate grant date fair value of such award would equal $325,635.

(16)

22,324 RSUs with an aggregate grant date fair value of $134,279 and 39,462 performance RSUs with an aggregate grant date fair value of $321,615 comprise the amount of Mr. Henderson’s 2012 stock awards. Assuming the highest level of performance conditions will be achieved for the 39,462 performance RSU award, the aggregate grant date fair value of such award would equal $415,387.

(17)

30,277 RSUs with an aggregate grant date fair value of $188,777 and 30,277 performance RSUs with an aggregate grant date fair value of $258,263 comprise the amount of Mr. Henderson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 30,277 performance RSU award, the aggregate grant date fair value of such award would equal $330,360.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2012:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: # Of Shares Of Stock Or Units		Grant Date Fair Value Of Stock and Options Awards ($) (8)
Name	Grant Date	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Threshold (#) (5)	Target (#) (6)	Maximum (#) (7)
Susan R. Salka		75,937	506,250	1,012,500
	04/20/2012				15,242	121,934	213,385			993,762
	12/10/2012							55,344	(9)	618,469
Brian M. Scott		29,700	198,000	396,000
	04/20/2012				4,212	33,698	58,972			274,639
	04/20/2012							19,064	(10)	114,670
Denise L. Jackson		28,463	189,750	379,500
	04/20/2012				4,212	33,698	58,972			274,639
	04/20/2012							19,064	(10)	114,670
Ralph S. Henderson		10,500	210,000	504,000
		12,500	50,000	100,000
	04/20/2012				4,933	39,462	69,059			321,615
	04/20/2012							22,324	(10)	134,279
(1)

The columns comprising the “Estimated Future Payouts Under Equity Incentive Plan Awards” set forth information regarding our grant of performance RSUs to our named executive officers in 2012. The ultimate number of performance RSUs that vest under this award depends on the results of the TSR Measurement, which will occur approximately three years after the date of grant. We describe the TSR Measurement in further detail in our CD&A above. We granted all equity awards reflected in this table under the Equity Plan.

(2)

The amount set forth in this column represents the minimum amount that a named executive officer would receive under our Bonus Plan if we met our 2012 Adjusted EBITDA bonus funding threshold and the named executive officer met only the threshold of the metric given the least weight for such officer. We describe the Bonus Plan, including the 2012 metrics utilized for each named executive officer, in our CD&A above.

(3)

The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if the named executive officer met the target of each metric upon which his or her bonus is based. We describe the Bonus Plan, including the 2012 metrics utilized for named executive officers, in our CD&A above.

(4)

The Compensation Committee set the maximum bonus for 2012 under the Bonus Plan at 200% of the target amount for each named executive officer, other than Ralph Henderson, whose target amount the Compensation Committee set at 232%. The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if all financial metrics to which he or she is subject exceeded our target for each metric by 10% to 30% (depending on the metric) and the individual, in the sole discretion of the Compensation Committee, demonstrated superior leadership, made exceptional individual contributions to our success in 2012 and our performance or the performance of the applicable division surpassed that of our direct competitors such that it awarded him or her the maximum bonus for the Relative Performance/Individual Leadership Component. We describe the Bonus Plan, including the 2012 metrics utilized for named executive officers, in our CD&A above.

(5)

The number of shares set forth in this column assumes that the Relative TSR percentile would equal at least 25%, which establishes the minimum amount of performance that we must achieve for our named executive officers to earn a portion of the award. We describe Relative TSR in our CD&A above.

(6)

The number of RSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 50% and (2) Absolute TSR exceeds zero.

(7)

The number of RSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 75% and (2) Absolute TSR exceeds zero.

(8)

This column represents the grant date fair value, calculated in accordance with SEC rules, of each equity award. For performance RSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that will be realized by our named executive officers. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 22, 2013.

34    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

(9)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieved our Adjusted EBITDA targets in 2013 or 2014. If we meet our 2013 Adjusted EBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2014 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.

(10)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieved our Adjusted EBITDA targets in 2012 or 2013. We achieved our 2012 Adjusted EBITDA target, and, as a result, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2013 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2012. Stock options, SARs, RSUs and performance RSUs comprise the equity awards represented in the table.

	OPTION AWARDS (1)						STOCK AWARDS (2)
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	RSU or performance RSU Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Susan R. Salka	05/08/2003		39,405	—	9.68	05/08/2013	02/02/2010	(4)	36,996	427,304
	05/18/2004		160,000	—	14.94	05/18/2014	01/25/2011	(5)	62,595	722,972
	05/04/2005		185,000	—	14.86	05/04/2015	01/25/2011	(6)			163,494	(7)	1,888,356
	04/12/2006		43,250	—	18.03	04/12/2016	04/20/2012	(8)			213,385	(9)	2,464,597
	04/08/2008		61,646	—	16.18	04/08/2018	12/10/2012	(10)	55,344	639,223
	01/07/2009		116,586	—	8.71	01/07/2019
	02/02/2010	(4)	129,946	64,003	8.78	02/02/2020
Brian M. Scott	01/07/2009		12,954	—	8.71	01/07/2019	02/02/2010	(4)	6,090	70,340
							03/12/2010	(11)	805	9,298
							01/25/2011	(5)	17,387	200,820
							01/25/2011	(6)			45,416	(7)	524,555
							04/20/2012	(12)	19,064	220,189
							04/20/2012	(8)			58,972	(9)	681,127
Denise L. Jackson	05/18/2004		27,500	—	14.94	05/18/2014	02/02/2010	(4)	11,819	136,509
	05/04/2005		65,000	—	14.86	05/04/2015	02/02/2010	(4)	13,131	151,663
	04/12/2006		11,662	—	18.03	04/12/2016	01/25/2011	(5)	19,996	230,954
	04/08/2008		18,402	—	16.18	04/08/2018	01/25/2011	(6)			52,227	(7)	603,222
	02/02/2010	(4)	—	20,445	8.78	02/02/2020	04/20/2012	(12)	19,064	220,189
							04/20/2012	(8)			58,972	(9)	681,127
Ralph S. Henderson	09/04/2007		22,014	—	17.86	09/04/2017	02/02/2010	(4)	11,989	138,473
	04/08/2008		20,777	—	16.18	04/08/2018	02/02/2010	(4)	13,322	153,869
	01/07/2009		37,782	—	8.71	01/07/2019	01/25/2011	(5)	20,286	234,303
	02/02/2010	(4)	42,112	20,742	8.78	02/02/2020	01/25/2011	(6)			52,985	(7)	611,977
							04/20/2012	(12)	22,324	257,842
							04/20/2012	(8)			69,059	(9)	797,631
(1)

Option Awards consist of stock options and SARs. We granted SARs from 2006 through 2010, and we granted stock options prior to 2006. Effective November 2, 2010, both Ms. Salka and Ms. Jackson opted voluntarily to surrender their 2002 stock option grants and 2007 SAR grants, which were underwater, resulting in Ms. Salka foregoing awards totaling 101,530 shares, and Ms. Jackson foregoing awards totaling 23,398 shares.

(2)	Stock Awards consist of RSUs granted under the Equity Plan from 2010 through 2012 and performance RSUs granted under the Equity Plan in 2011 and 2012.

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(3)

The market value of stock awards and the equity incentive plan awards represents (1) the number of shares underlying each award that had not vested as of December 31, 2012 as set forth in the applicable column, multiplied by (2) $11.55, the closing price of our Common Stock on December 31, 2012, which was the last trading day of 2012.

(4)	The unvested RSUs or SARS, as applicable, set forth in this table for this award vested on February 2, 2013.
(5)

Because we achieved our Adjusted EBITDA targets for 2012, approximately 50.7% of the unvested RSUs set forth in this table for this award vested in February 2013; the remaining 49.3% will vest on January 25, 2014.

(6)

The performance RSUs underlying this award that are earned vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2013. We describe the TSR Measurement in detail in the CD&A section above.

(7)

The ultimate number of performance RSUs that are earned under this award depends on the results of the TSR Measurement. The target amount (“Target Amount”) for each of Ms. Salka, Mr. Scott, Ms. Jackson and Mr. Henderson for his or her equity incentive plan award granted on January 25, 2011 is 93,425, 25,952, 29,844 and 30,277, respectively. For the Target Amount of RSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of performance RSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the Target Amount for such executive, multiplied by (2) 1.75 (the “2011 PRSU Maximum Amount”). The threshold amount equals 12.5% of the Target Amount. If we were to have conducted the TSR Measurement on December 31, 2012, the last trading day of the year, (1) Relative TSR would have measured at the 92nd percentile, and (2) Absolute TSR would have been positive. Based on those results, performance RSUs equal to the 2011 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the Maximum Amount for the award in this column.

(8)

The performance RSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2014. We describe the TSR Measurement in detail in the CD&A section above.

(9)

The ultimate number of performance RSUs that vest under this award depends on the results of the TSR Measurement. The Target Amount for each of Ms. Salka, Mr. Scott, Ms. Jackson and Mr. Henderson for his or her equity incentive plan award granted on April 20, 2012 is 121,934, 33,698, 33,698 and 39,462, respectively. For the Target Amount of RSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of performance RSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the Target Amount for such executive, multiplied by (2) 1.75 (the “2012 PRSU Maximum Amount”). The threshold amount equals 12.5% of the Target Amount. If we were to have conducted the TSR Measurement on December 31, 2012, the last trading day of the year, (1) Relative TSR would have measured at the 99th percentile, and (2) Absolute TSR would have been positive. Based on those results, performance RSUs equal to the 2012 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2012 PRSU Maximum Amount for the award in this column.

(10)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we were to achieve our Adjusted EBITDA targets in 2013 or 2014. If we achieve our 2013 Adjusted EBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2014 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.

(11)	The unvested RSUs set forth in this table for this award vested on March 12, 2013.
(12)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieve our Adjusted EBITDA targets in 2012 or 2013. We achieved our 2012 Adjusted EBITDA target, and, as a result 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2013 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of the grant date.

Option Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our Common Stock and vesting of stock awards held by our named executive officers during 2012, as of December 31, 2012.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Susan R. Salka	—		—		113,685	(2)	525,907
Brian M. Scott	—		—		28,548		172,013
Denise L. Jackson	82,475	(3)	179,366	(4)	49,036		238,386
Ralph S. Henderson	—		—		51,289		248,325
(1)

The “Value Realized on Vesting” or “Value Realized on Exercise,” as applicable, reflects the aggregate market price of the Common Stock that vested on the respective dates of vesting calculated by using the mean high and low price of our Common Stock on the trading day immediately prior to the date of vesting.

(2)	This amount reflects 82,854 shares of Common Stock that vested in 2012, which Ms. Salka deferred receipt under our Deferred Compensation Plan.
(3)

This amount equals the sum of (1) 74,975 SARs exercised by Ms. Jackson, and (2) 7,500 shares of Common Stock Ms. Jackson received upon her exercise of 7,500 options. As a result of Ms. Jackson’s exercise of 74,975 SARs, she actually received 15,429 shares of Common Stock.

(4)

This “Value Realized on Exercise” reflects the sum of (1) the aggregate market price of the 15,429 shares of Common Stock Ms. Jackson received on the respective dates of exercise upon the exercise of 74,975 SARs in the aggregate and (2) the difference between (a) the aggregate market price of the underlying Common Stock upon exercise of 7,500 options and (b) the aggregate exercise price of the 7,500 options exercised.

36    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

Nonqualified Deferred Compensation

We adopted and maintain our Deferred Compensation Plan, which provides our executives, including our named executive officers, with the opportunity to defer up to 80% of their base salary and up to 90% of their bonus. The Deferred Compensation Plan also permits executives to defer the settlement date of their RSUs. We match 25% up to the first 8% of the executive’s cash compensation. The Deferred Compensation Plan credits deferrals (other than deferrals of RSUs) with earnings or losses based upon the executive’s selection of 13 publicly traded mutual funds, which may change from time to time. The measurement funds are: Nationwide VIT Money Market, PIMCO VIT Real Return, PIMCO VIT Total Return, LASSO® Long and Short Strategic Opportunities®, T. Rowe Price Equity Income II, Dreyfus Stock Index Initial Class, American Funds IS Growth 2, Goldman Sachs VIT Mid Cap Value, Morgan Stanley UIF Mid Cap Growth I, Royce Capital Small Cap, Vanguard VIF Small Company Growth, MFS VIT II International Value, and

American Funds IS International 2. Executives may change their election of measurement funds on a daily basis.

Benefits under the Deferred Compensation Plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s separation from service. Executives may also select at the time of deferral to be paid upon a change in control or a fixed distribution date, which must be at least two years after the date of deferral. Benefits under the Deferred Compensation Plan are also payable if the executive experiences an unforeseen financial emergency. Deferrals of RSUs are settled in shares upon a fixed date selected by the executive or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and matching contributions made by us under the Deferred Compensation Plan for fiscal year 2012 as well as the named executive officers’ aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contribution in Last FY ($) (1)		Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at FYE ($) (4)
Susan R. Salka	522,881	(5)	16,432	152,488	—	3,146,588(6)
Brian M. Scott	48,920		7,799	13,397	—	160,028
Denise L. Jackson	46,860		8,265	66,672	—	505,838
Ralph S. Henderson	60,517		7,923	21,241	—	215,951
(1)

The 2012 “Salary” and 2011 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table include the contributions, as applicable, of the named executive officers set forth in this table.

(2)	We include the matching contributions made by us set forth in this column in the 2012 “All Other Compensation” column of the Summary Compensation Table.
(3)	Aggregate earnings are not reflected in the Summary Compensation Table. Additionally, any change in the value of deferred vested RSUs are not included in this column.
(4)

To the extent our named officers made contributions or we made matching contributions to our named executive officers for the periods set forth in the Summary Compensation Table, such amounts are included (subject to increases or decreased earnings on such amounts) in this column.

(5)

This amount includes the fair market value as of the respective dates of deferral of Ms. Salka’s deferral of a total of 82,854 shares of our Common Stock in 2012. Ms. Salka’s total cash contribution equaled $150,820.

(6)

This amount includes $1,650,460 representing the value of 142,897 deferred vested RSUs in Ms. Salka’s deferred compensation account, determined based on our Common Stock price of $11.55 per share, its closing price on December  31, 2012, the last trading day of 2012.

Termination of Employment and Change in Control Arrangements

Ms. Salka’s Employment Agreement

We are party to an employment agreement with Ms. Salka dated May 4, 2005, as amended February 6, 2008. The employment agreement provides that Ms. Salka will serve as our President and CEO. For her services in that capacity, Ms. Salka (1) receives a base salary that we may increase annually at our discretion, (2) is eligible to receive an annual bonus subject to meeting certain performance-based criteria, and (3) is eligible to participate in our equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as our other senior management. The term of the employment agreement ends May 4, 2013. Ms. Salka’s employment agreement automatically renews unless a party gives notice 120 days prior to the expiration date that such party does not wish to extend the term of the employment agreement.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    37

The employment agreement provides that Ms. Salka will receive severance benefits under three certain circumstances as follows:

(1)	Death or Disability. In the event of her disability or death, Ms. Salka or her estate, as applicable, would be entitled to an immediate lump sum severance payment equal to the sum of (A) two times her then-current annual base salary, (B) an amount equal to the average of bonuses earned for the three most recent fiscal years (“Average Bonus”) by her; and (3) the value of two years of continued medical, life, dental and, if applicable, disability insurance benefits.

(2)

Termination for Reason Other than for Cause or Resignation for Good Reason. If we terminate Ms. Salka’s employment for any reason other than for “cause,”[11] or if she terminates her employment for “good reason,”[12] Ms. Salka would be entitled to receive from us, not later than 30 days following termination of employment, a lump sum amount equal to the sum of (A) two times her then-current annual base salary, (B) two times her Average Bonus, and (C) the value of two years of continued medical, life, dental and disability insurance benefits.

(3)

Change in Control. If, within one year following a “change in control,”[13] we terminate Ms. Salka for any reason other than for cause, or if she terminates her employment for good reason, she would be entitled to receive, as soon as reasonably practicable following her termination, a lump sum amount equal to the sum of (A) three times her then-current annual base salary, (B) three times her Average Bonus, and (C) the value of two years of continued medical, life, dental and disability insurance benefits. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards, held by Ms. Salka would automatically become 100% vested upon any “change in control” (as defined in Ms. Salka’s equity award agreements and the Equity Plan).

Under some circumstances, amounts payable under Ms. Salka’s employment agreement are subject to a full “gross-up” payment to make her whole if she is deemed to have received “excess parachute payments” under Section 4999 of the Code. The employment agreement has not been amended in recent years; since 2009, we have committed to cease entering into employment agreements with tax gross-ups. Payment of all or a portion of the amounts set forth above may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Code. The employment agreement requires Ms. Salka to release any claims against us. The employment agreement also contains a confidentiality provision and a provision requiring Ms. Salka not to solicit our employees during its term and for a period of two years thereafter.

[11]

“Cause” is defined in the employment agreement as a termination of employment by us due to Ms. Salka’s (i) commission of an act of fraud or embezzlement against us or any of our subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as our employee or as an employee for any of our subsidiaries that is reasonably likely to result in injury or financial loss to us or our subsidiaries; (iv) willful failure to render services to us or any of our subsidiaries in accordance with her employment duties, which amounts to a material neglect of duties to us and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) a material breach of certain covenants of the employment agreement, if not cured within 30 days after written notice.

[12]

“Good Reason” is defined in the employment agreement as (i) a material breach by us of the employment agreement with the exception of certain provisions thereto or of the non-qualified stock option agreement not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Salka without her consent of duties materially and adversely inconsistent with her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of our corporate headquarters from San Diego, California of more than 50 miles without her approval.

[13]

“Change in control” is defined in the employment agreement as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (2) our dissolution or liquidation; (3) the sale of all or substantially all of our business or assets; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of our stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) our stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” means the corporation resulting from a Business Combination, and “Parent Corporation” means the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

38    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

The following table sets forth illustrative examples of the payments and benefits Ms. Salka would have received if any of the circumstances described above occurred as of December 31, 2012, the last business day of 2012.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)		Tax Gross- Up ($)	TOTAL ($)
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason Absent a Change in Control	1,350,000	1,111,510	21,111	—		—	2,482,621
Disability	1,350,000	555,755	21,111	—		—	1,926,866
Death	1,350,000	555,755	20,307	—		—	1,926,062
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason with a Change in Control	2,025,000	1,667,265	21,111	6,319,740	(3)	4,130,245	14,163,361
(1)

We computed the value of accelerated equity awards using a share price of $11.55, the closing price of our Common Stock on December 31, 2012. This column does not reflect awards that had already vested as of December 31, 2012.

(2)	Tax gross-up includes the amount of the 20% excise tax plus the highest federal and California marginal income tax rates and Medicare tax of 1.4%.
(3)

In the event there were a Change in Control absent a termination of employment, all unvested equity awards of Ms. Salka still accelerate pursuant to the terms of the equity awards. The value of such accelerated equity awards is set forth in this column. In such a scenario, Ms. Salka may be entitled to a tax gross up payment. Utilizing the assumptions in footnote 2 to this table, the amount of the tax gross-up on the accelerated equity award value would be $2,002,541.

Executive Officer Severance Agreements

We are party to executive severance agreements with (1) Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and February 6, 2008, (2) Mr. Henderson, dated September 4, 2007, as amended February 6, 2008, and (3) Mr. Scott, dated January 24, 2011. The severance agreements are virtually identical and provide that the applicable named executive officer will receive severance benefits if we terminate his or her employment without “cause,” or relocate his or her position to a locale beyond a 50-mile radius of our current corporate headquarters in San Diego, California (in either case, an involuntary termination). If an involuntary termination occurs, but not within one year of a “change in control” (defined as in Ms. Salka’s employment agreement, see footnote 13, above), benefits include a cash payment equal to the applicable named executive officer’s then-current annual base salary, payment of a prorated portion of his or her Average Bonus and reimbursement for the COBRA health coverage for his or her health insurance for a one-year period (or until he or she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less his or her share of premiums. If an involuntary termination occurs within one year of a change in control, the applicable named executive officer’s severance payment equals two times the sum of (A) his or her then-current annual base salary, plus (B) an amount equal to his or her Average Bonus. Each severance agreement contains a requirement that the named executive officer execute a general release in our favor as a condition to receiving the severance payments.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    39

The following table sets forth illustrative examples of the payments and benefits Ms. Jackson, Mr. Henderson and Mr. Scott would have received if any of the circumstances described above occurred as of December 31, 2012, the last business day of 2012:

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS OTHER EXECUTIVE OFFICERS

Brian M. Scott
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	330,000	192,783	10,154	—	532,937
Involuntary Termination of Employment Within One Year of a Change in Control	660,000	385,566	10,154	1,706,329	2,762,049
Ralph S. Henderson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	350,000	286,320	6,422	—	642,742
Involuntary Termination of Employment Within One Year of a Change in Control	700,000	572,640	6,422	2,251,550	3,530,612
Denise L. Jackson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	345,000	224,563	7,399	—	576,962
Involuntary Termination of Employment Within One Year of a Change in Control	690,000	449,126	7,399	2,080,297	3,226,822
(1)

Pursuant to the terms of the equity award agreements with our named executive officers, upon a change in control of the Company, all of their unvested equity awards become vested and exercisable regardless of whether there is a termination of employment. We have included the value of accelerated vesting of each named executive officer’s equity awards in the table above. For this purpose, we used $11.55, the closing price of our Common Stock on December 31, 2012. This column does not reflect awards that had already vested as of December 31, 2012. For performance RSUs, we have utilized the number of shares they would have received if the applicable TSR Measurements were performed on December 31, 2012.

40    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next stockholder advisory vote will occur at our 2014 Annual Meeting of Stockholders.

As described in detail in the CD&A section above, we design our executive compensation programs to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, we reward our named executive officers for our successful performance, the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Our executive compensation programs are substantially tied into our key business objectives and, therefore, aligned with the interests of our stockholders. The Board maintains the highest level of corporate governance over our executive pay programs, and closely monitors best practices and the compensation programs and pay levels of executives at peer companies to ensure that our compensation programs are within the norm of a range of market practices.

We have two stockholder-approved incentive plans that we use to motivate, retain and reward our executives. These cash and equity plans make up a majority of the pay we provide to our executives. As a result of this pay-for-performance structure, our CEO realized significantly less than her target pay during 2010 and 2011, when our Common Stock price was in decline, and realized significantly more in 2012, when our Common Stock price appreciated significantly and we delivered market leading financial results. We believe our performance pay structure appropriately incents executives without excessive risk. Over the past year, the Compensation

Committee has taken incremental steps to further emphasize its philosophy of pay-for-performance as follows:

•

Increased the proportion of compensation that was linked directly to performance measures, including increasing the proportion of equity awards that were tied directly to financial measures from 50% to 70%;

•	Introduced a long-term incentive award beginning in 2013 based on our ability to meet an annual consolidated Adjusted EBITDA margin of 9.3% for 2015; and

•

Implemented a stock ownership policy requiring (1) our CEO to hold Common Stock equal in value to three times her annual base salary, and (2) requiring our other named executive officers to hold Common Stock equal in value to two times their annual base salary.

We ask that you support the compensation of our named executive officers as disclosed in our CD&A and the accompanying tables contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative disclosure.”

Because your vote is advisory, it will not bind us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    41

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to the Board, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, KPMG, included in its report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the NYSE Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Audit Committee Members

Paul E. Weaver

Andrew M. Stern

R. Jeffrey Harris

Mark G. Foletta

42    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On February 25, 2013, upon the recommendation of the Audit Committee, the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

KPMG served as our principal independent registered public accounting firm for 2012. Representatives from KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The following sets forth the fees paid or accrued for audit services and the fees paid for audit-related, tax and all other services rendered by KPMG for each of the last two years:

Audit Fees: KPMG billed $1,293,487 and $1,386,137 for audit fees in 2012 and 2011, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) our consolidated financial statements, (ii) the effectiveness of internal control over financial reporting, (iii) reviews of the interim consolidated financial statements included in quarterly reports, and (iv) fees for SEC registration statement services.

Audit-Related Fees: KPMG billed $1,650 and $1,650 for audit-related services in 2012 and 2011, respectively. Audit-related fees consist principally of a subscription to an on-line research tool licensed from KPMG.

Tax Fees: KPMG billed (1) $127,213 in 2012 for professional services rendered relating to the tax returns of Medfinders related entities and an audit by the Internal Revenue Service and (2) $299,282 in 2011 for professional services rendered relating to the tax returns of Medfinders related entities.

All Other Fees: We did not incur any other fees billed by KPMG in 2011 or 2012.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2011 and 2012, the Audit Committee approved all fees billed by KPMG prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    43

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date regarding (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares that each such person or group had the right to acquire within 60 days following the Record Date, including upon the exercise of options or warrants.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class
EdgePoint Investment Group Inc. (1)	6,682,100	14.57%
Invesco Ltd. (2)	4,452,971	9.71%
EdgePoint Global Portfolio (1)	3,512,900	7.66%
BlackRock, Inc. (3)	3,469,783	7.57%
FMR, LLC (4)	3,417,756	7.45%
Manulife Financial Corporation (5)	2,953,325	6.44%
Manulife Asset Management (US) LLC (5)	2,939,383	6.41%
John Hancock Variable Insurance Trust Fundamental All Cap Core Trust (5)	2,791,756	6.09%
The Vanguard Group, Inc. (6)	2,408,258	5.25%
Susan R. Salka (7) (8)	812,350	1.75%
Denise L. Jackson (8) (9)	159,942	*
Andrew M. Stern (8) (10)	152,749	*
Paul E. Weaver (8) (11)	125,026	*
Ralph S. Henderson (8) (12)	101,719	*
R. Jeffrey Harris (8) (13)	93,304	*
Douglas D. Wheat (8) (14)	84,636	*
Dr. Michael M.E. Johns (8) (15)	67,834	*
Martha H. Marsh (8) (16)	48,267	*
Brian M. Scott (8) (17)	28,089	*
Mark G. Foletta	0	*
All directors, director nominees and executive officers as a group (18)	1,673,916	3.56%
*	Less than 1%.
(1)

EdgePoint Investment Group Inc. (“EIG”) has shared voting power and shared dispositive power over the 6,682,100 shares of our Common Stock it beneficially owns. EIG serves as the advisor/portfolio manager to, among others, EdgePoint Global Portfolio (“EGP”). According to the disclosure set forth in the Schedule 13G/A (Amendment No. 4) filed by, among others, EIG and EGP, on February 13, 2013 (the “EIG/EGP Schedule 13G”), EIG had shared voting and dispositive power over shares owned by EGP. Accordingly, the number of shares of our Common Stock that EIG beneficially owns includes 3,512,900 shares beneficially owned by EGP that are also reflected in this table. EIG and EGP are party to an investment management agreement pursuant to which all voting and dispositive power over securities held by EGP is delegated to EIG. EGP reports that it has shared voting power and shared dispositive power over the 3,512,900 shares of our Common Stock it reports to beneficially own. EIG’s and EGP’s address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada. Ownership amount and the other information contained in this table and accompanying footnote for EIG and EGP, including voting power and dispositive power information, are based solely on information contained in the EIG/EGP Schedule 13G.

(2)

Invesco Ltd.’s address is 1555 Peachtree Street NE, Atlanta, GA 30309. Ownership amount and other information contained in this table and accompanying footnote for Invesco Ltd., including voting power and dispositive power information, are based solely on information contained in Schedule 13G/A (Amendment No. 2) filed by Invesco Ltd. with the SEC on January 31, 2013.

(3)

BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022. Ownership amount and other information contained in this table and accompanying footnote for BlackRock, Inc., including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 3) filed by BlackRock, Inc. with the SEC on February 8, 2013.

(4)

Of the 3,417,756 shares of Common Stock FMR, LLC beneficially owns, it has sole voting power over 393,773 shares of Common Stock and sole dispositive power over 3,417,756 shares of Common Stock. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109. FMR reports that Fidelity Management & Research Company, its wholly owned subsidiary, and Edward C. Johnson, each may be deemed to beneficially own 3,023,983 shares of the Common Stock FMR reports to beneficially own and to have sole dispositive power thereof. Ownership amount and other information contained in this table and accompanying footnote for FMR, LLC and the other persons identified in this footnote, including voting power and dispositive power information, are based solely on information contained in Schedule 13G filed by FMR, LLC with the SEC on February 14, 2013.

44    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

(5)

Manulife Financial Corporation (“MFC”) reports to beneficially own shares held through the following indirect wholly-owned subsidiaries: (A) Manulife Asset Management (North America) Limited, which reports to have sole voting and dispositive power over 12,805 shares of Common Stock, (B) Manulife Asset Management (Europe) Limited, which reports to have sole voting and dispositive power over 1,137 shares of Common Stock, and (C) Manulife Asset Management (US) LLC (“MAM (US)”), which reports to have sole voting and dispositive power over 2,939,383 shares of Common Stock. MFC reports that it has no voting or dispositive power over the 2,953,325 it reports to beneficially own. John Hancock Variable Insurance Trust Fundamental All Cap Core Trust (“John Hancock”) reports to directly own 2,791,756 shares of Common Stock, but reports that MAM (US) has sole voting and dispositive power over the shares of Common Stock it directly owns. Accordingly, John Hancock reports that it has no voting or dispositive power over the shares of Common Stock it directly owns. Additionally, the number of shares of our Common Stock that MFC beneficially owns includes the shares beneficially owned by MAM (US) that are also reflected in this table, and the shares MAM (US) beneficially owns includes the shares beneficially owned by John Hancock that are also reflected in this table. MFC’s address is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5, MAM (US)’s address is 101 Huntington Avenue, Boston, Massachusetts 02199, and John Hancock’s address is 601 Congress Street, Boston, Massachusetts 02210. Ownership amount and the other information contained in this table and accompanying footnote for MFC and the other persons identified in this footnote, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G filed by, among others, MFC, MAM (US) and John Hancock with the SEC on February 13, 2013.

(6)

Of the 2,408,258 shares of Common Stock The Vanguard Group, Inc. (“VG”) reports to beneficially own, it has sole voting power over 70,828 shares of Common Stock, sole dispositive power over 2,340,830 shares of Common Stock and shared dispositive power over 67,428 shares of Common Stock. VG’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Ownership amount and the other information contained in this table and accompanying footnote for VG, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 1) filed by VG with the SEC on February 22, 2013.

(7)

Includes 164,834 shares owned directly by Ms. Salka and 179,893 shares of our Common Stock underlying RSUs, for which she has deferred receipt under our Deferred Compensation Plan. It also includes equity awards for 467,623 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 467,623 shares of Common Stock consist of (A) 360,480 shares of Common Stock underlying vested options and (B) 107,143 shares of Common Stock that she had a right to receive on the Record Date if she exercised all 415,431 of her vested SARS on the Record Date. We calculate the percentage of Common Stock beneficially owned by Ms. Salka by including the number of shares of Common Stock deemed to be beneficially owned by her by reason of the right to acquire such shares within 60 days following the Record Date (including those for which she has deferred receipt under our Deferred Compensation Plan) in both the numerator and the denominator.

(8)

Our named executive officers and our directors have vested equity awards in the form of SARs. Under our SARs, grantees have the right to acquire an amount of our Common Stock equal in value to the difference between the fair value of our Common Stock on the date of exercise less the grant price. This table reflects the gross number of shares of Common Stock that the applicable named executive officer or director had the right to acquire on the Record Date based on (A) the fair value of our Common Stock on the Record Date, which equaled $13.365, and (B) the presumed exercise of all SARS that have vested or will vest within 60 days of the Record Date for such individual. The range of grant prices of our outstanding SARs for our named executive officers and our directors is $5.32 to $24.95 (the “SAR Grant Price Range”). For the number of SARs held by the named executive officers and their respective SAR Grant Price Ranges, please see the section entitled “Outstanding Equity Awards at Fiscal Year End” set forth above. The number of vested SARs or SARs that vest within 60 days following the Record Date held by our directors and their respective SAR Grant Price Range are as follows:

Director	# of SARS Vested or Will Vest Within 60 Days of Record Date	SAR Grant Price Range ($)
Mark G. Foletta	0	N/A
R. Jeffrey Harris	29,543	6.00 to 24.95
Dr. Michael M.E. Johns	18,154	6.00 to 8.83
Martha H. Marsh	5,397	5.32
Andrew M. Stern	25,098	6.00 to 24.95
Paul E. Weaver	27,320	6.00 to 24.95
Douglas D. Wheat	29,543	6.00 to 24.95

Additionally, in accordance with our recently enacted policy, directors and named executive officers are not permitted to pledge, hypothecate or otherwise place liens on any equity securities of the Company that they own. Accordingly, no shares of Common Stock identified as beneficially owned in this table by our named executive officers and directors are pledged as security.
(9)

Includes 67,442 shares owned directly by Ms. Jackson and equity awards for 92,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 92,500 shares of Common Stock consist of 92,500 shares of Common Stock underlying vested options.

(10)

Includes 27,668 shares owned directly by Mr. Stern and equity awards for 125,081 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 125,081 shares of Common Stock consist of (A) 66,000 shares of Common Stock underlying vested options, (B) 7,323 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 25,098 of his vested SARS on the Record Date, (C) 26,027 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (D) 25,731 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(11)

Includes 63,168 shares owned directly by Mr. Weaver and equity awards for 61,858 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 61,858 shares of Common Stock consist of (A) 7,323 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 27,320 of his vested SARS on the Record Date, (B) 28,804 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (C) 25,731 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(12)

Includes 66,973 shares owned directly by Mr. Henderson and equity awards for 34,746 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 34,746 shares of Common Stock consist of 34,746 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 143,427 of his vested SARS on the Record Date.

(13)

Includes 18,668 shares owned directly by Mr. Harris and equity awards for 74,636 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 74,636 shares of Common Stock consist of (A) 10,000 shares of Common Stock underlying vested options, (B) 7,323 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 29,543 of his vested SARS on the Record Date, (C) 31,582 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (D) 25,731 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(14)

Includes equity awards for 84,636 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 84,636 shares of Common Stock consist of (A) 20,000 shares of Common Stock underlying vested options, (B) 7,323 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 29,543 of his vested SARS on the Record Date, (C) 31,582 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (D) 25,731 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    45

(15)

Includes 16,168 shares owned directly by Dr. Johns and 51,666 shares of Common Stock deemed to be beneficially owned by Dr. Johns by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 51,666 shares of Common Stock consist of (A) 7,981 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 18,154 of his vested SARS on the Record Date, (B) 17,954 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (C) 25,731 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(16)

Includes 16,168 shares of Common Stock owned directly by Ms. Marsh and equity awards for 32,099 shares of Common Stock deemed to be beneficially owned by Ms. Marsh by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 32,099 shares of Common Stock consist of (A) 3,249 shares of Common Stock that she has a right to receive on the Record Date if she exercised all 5,397 of her vested SARS on the Record Date, (B) 4,204 shares of Common Stock underlying vested RSUs for which receipt has been deferred until her separation from service and (c) 24,646 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(17)

Includes 22,772 shares owned directly by Mr. Scott and 5,317 shares of Common Stock deemed to be beneficially owned by Mr. Scott by reason of the right to acquire such shares within 60 days following the Record Date. The equity awards for 5,317 shares of Common Stock consist of (A) 4,512 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 12,954 of his vested SARS on the Record Date and (B) 805 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(18)

We calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. We believe that all of our directors, named executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2012, other than GSUIG, LLC, the Goldman Sachs Group, Inc. and Goldman Sachs & Co. who, because of an inadvertent error (as reported in a Form 4 filed by them on October 15, 2012), failed to timely file approximately eight Form 4’s.

Stockholder Proposals for the 2014 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2014 Annual Meeting of Stockholders without including such proposal in our proxy statement must deliver written notice thereof to our Secretary not before December 25, 2013 and not later than January 24, 2014. We must receive stockholder proposals intended to be included in the 2014 proxy statement no later than November 14, 2013 at 5:00 p.m. Pacific Standard Time. The stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2014 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of our Bylaws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2014 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of our Annual Report including the financial statements and the financial statement schedules included in our annual report on Form 10-K as filed with the SEC for the fiscal year ended

December 31, 2012 and certain exhibits thereto. Stockholders may request additional copies in writing to the following address:

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Attn: Denise L. Jackson, Secretary

If the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

46    AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, our annual report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519. If your Common Stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report or the Notice, either now or in the future, please contact your brokerage or bank. If your brokerage or bank is unable or unwilling to assist you, please contact us as indicated above.

Other Business

The Board does not know of any other matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    47

EXHIBIT A TO PROXY STATEMENT

Information Required to Have a Nominee of a Stockholder Considered by the Corporate Governance Committee for Election at the 2014 Annual Meeting of Stockholders

To have a nominee considered by the Corporate Governance Committee for election at the 2014 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 24, 2014 and no sooner than December 25, 2013. Any such recommendation must include the following information.

•	the name and address of the candidate;

•

a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in our Guidelines as well as:

(i)	the name and address, as they appear on our books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates,

(ii)	the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired,

(iii)	a description of any agreement, arrangement or understanding regarding such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(iv)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of our capital stock and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(v)	a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of our capital stock,

(vi)	a representation that the stockholder is a holder of record of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(vii)	all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected,

(viii)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant,

(ix)	a statement of whether the stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with the Guidelines and Section 3.3 of the Bylaws, and

(x)	all other information that would be required to be filed with the SEC if the stockholder, beneficial owner or affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

We may require any stockholder nominee to furnish such other information as we may reasonably require to determine the eligibility of the stockholder nominee to serve as one of our directors.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    A-1

EXHIBIT B TO PROXY STATEMENT

Non-GAAP Reconciliation for Consolidated Adjusted EBITDA

	Twelve Months Ended December 31,
(in thousands)	2012	2011
Revenue
Nurse and allied healthcare staffing	$653,829	$570,677
Locum tenens staffing	261,431	277,919
Physician permanent placement services	38,691	38,870

	$953,951	$887,466

Segment operating income (1)
Nurse and allied healthcare staffing	$75,907	$62,786
Locum tenens staffing	21,613	21,689
Physician permanent placement services	7,868	10,634

	105,388	95,109
Unallocated corporate overhead	31,674	31,089

Adjusted EBITDA (2)	73,714	64,020

Depreciation and amortization	14,151	16,324
Stock-based compensation	6,221	7,098
Acquisition related costs	—	2,951
Interest expense, net	26,019	23,727

Income from continuing operations before income tax	27,323	13,920
Income tax expense	11,010	8,904

Net income from continuing operations	16,313	5,016
Net income (loss) from discontinued operations	823	(31,281)

Net income (loss)	$17,136	$(26,265)

Non-GAAP Reconciliation for Pre-Bonus Consolidated Adjusted EBITDA

	Twelve Months Ended December 31,
(in thousands)	2012	2011
Adjusted EBITDA (2)	$73,714	$64,020
Adjustments (3)	8,727	5,955

Pre-Bonus Adjusted EBITDA (4)	$82,441	$69,975

(1)

Segment operating income represents net income (loss) plus interest expense (net of interest income), income taxes, depreciation and amortization, unallocated corporate overhead, stock-based compensation expense, acquisition related costs, and net income (loss) from discontinued operations, net of tax.

(2)

Adjusted EBITDA represents net income (loss) plus interest expense (net of interest income), income taxes, depreciation and amortization, acquisition related costs, stock-based compensation expense and net income (loss) from discontinued operations, net of tax. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and considers measures used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income (loss) as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income (loss), and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income (loss).

(3)	The amount represents the discretionary adjustments to Adjusted EBITDA decided by the Company’s compensation committee for bonus calculation only.
(4)	Pre-Bonus Adjusted EBITDA represents the adjustments made to Adjusted EBITDA decided by the Company’s Compensation Committee for bonus calculation only.

AMN HEALTHCARE SERVICES, INC.  ï  2013 Proxy Statement    B-1

0

AMN HEALTHCARE SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Andrew M. Stern and Paul E. Weaver, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 24, 2013 at 8:30 a.m. Pacific Daylight Time at the Company’s corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California, 92130, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

AMN HEALTHCARE SERVICES, INC.

April 24, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement, 2012 annual report on form 10-K and proxy card are available at http://materials.proxyvote.com/001744

Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333333000000 5 042413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, proxies will vote this proxy FOR electing each of the eight director nominees to the Board of Directors; FOR proposal 2; FOR proposal 3; and, in their discretion upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1. Election of eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified:

FOR AGAINST ABSTAIN

Mark G. Foletta

R. Jeffrey Harris

Michael M.E. Johns, M.D.

Martha H. Marsh

Susan R. Salka

Andrew M. Stern

Paul E. Weaver

Douglas D. Wheat

2. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.